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Invacare Corporation

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Invacare Corporation
Notice of Annual Meeting and Proxy Statement

2017 Annual Meeting of Shareholders
May 18, 2017

April 7, 2017

Dear Shareholder,

Enclosed are Invacare’s 2017 Proxy Statement and voting materials. We encourage you to use the proxy statement, along with other materials such as the Company’s Form 10-K, to help you participate in this year’s shareholder voting process. The proxy statement is a means for us to provide information about our Board of Directors and governance practices and to communicate the alignment of our executive compensation program with the interest of shareholders. This alignment is important, as we transform our Company from being a generalist durable medical equipment company to focusing on clinical solutions for complex rehabilitation and post-acute care.

This year’s Annual Meeting of Shareholders will be held:

Thursday, May 18, 2017 at 10:00 A.M. EDT

You are invited to join the meeting in person at:

Lorain County Community College
Spitzer Conference Center, Grand Room
1005 North Abbe Road
Elyria, OH 44035

After the business of the meeting is concluded, Matthew E. Monaghan, Chairman, President and Chief Executive Officer, will report on Invacare's transformation activities. A copy of this presentation will be posted at www.invacare.com/investorrelations.

Please vote your proxy. Whether or not you expect to attend the Annual Meeting in person, please return the enclosed proxy card as soon as possible to ensure your shares are represented.

Sincerely,
Lara L. Mahoney
Vice President
Investor Relations & Corporate Communications

Invacare Corporation
One Invacare Way, Elyria, OH 44035 USA
440-329-6000 www.invacare.com

Invacare Corporation
Notice of Annual Meeting of Shareholders
To Be Held On May 18, 2017

The Annual Meeting of Shareholders of Invacare Corporation (the “Company”) will be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 18, 2017, at 10:00 A.M. EDT, for the following purposes:

1.	To elect seven Directors for a one-year term expiring in 2018;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2017 fiscal year;

3.	To hold an advisory vote to approve the compensation of the Company's named executive officers;

4.	To hold an advisory vote regarding the frequency of future advisory votes on the compensation of the Company's named executive officers; and

5.	To transact any other business as may properly come before the Annual Meeting.
Holders of common shares and Class B common shares of record as of the close of business on Monday, March 22, 2017 are entitled to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting. For that reason, we ask that you promptly sign, date and mail the enclosed proxy card in the return envelope provided. Shareholders who attend the Annual Meeting may revoke their proxy and vote in person.
By Order of the Board of Directors,
Anthony C. LaPlaca
Secretary
April 7, 2017
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on May 18, 2017:
The Proxy Statement and the 2016 Annual Report are also available at www.invacare.com/annualreport.

Proxy Summary

PROXY SUMMARY

The Board of Directors is pleased to present this year's notice of Annual Meeting and Proxy Statement
(Shown above from left to right: Michael F. Delaney, Marc M. Gibeley, Dale C. LaPorte, Michael J. Merriman,
Susan H. Alexander, Matthew E. Monaghan, Clifford D. Nastas, Baiju R. Shah, C. Martin Harris, M.D., and
Anthony C. LaPlaca - Senior Vice President, General Counsel and Secretary)
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, the Company is providing the following information on corporate governance highlights, Board composition, the Company’s transformation strategy, and key executive compensation actions and decisions. This is a summary only and does not contain all the information that should be considered in connection with this proxy statement. For more complete information, please read this entire proxy statement and the Company’s 2016 Annual Report on Form 10-K before voting.
Annual Meeting of Shareholders

Date and Time	May 18, 2017 at 10 A.M. EDT
Place	Lorain County Community College, Spitzer Conference Center, Grand Room 1005 North Abbe Road, Elyria, Ohio 44035
Record Date	March 22, 2017
Voting	Holders of outstanding common shares and Class B common shares as of the record date are entitled to vote at the Annual Meeting
Stock Symbol	IVC
Exchange	NYSE
Transfer Agent	Wells Fargo

Proxy Summary

Annual Meeting Proposals

	Item of Business	Board's Recommendation	See Page(s)
(1)	To elect seven Directors for a one-year term expiring in 2018	FOR all Nominees	9-16
(2)	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2017 fiscal year	FOR	28
(3)	To hold an advisory vote to approve the compensation of the Company's named executive officers	FOR	32
(4)	To hold an advisory vote regarding the frequency of future advisory votes on the compensation of the Company's named executive officers	ONE YEAR	33
Corporate Governance Highlights
We are committed to good corporate governance, which we believe promotes the long-term interests of shareholders and strengthens Board and management accountability. We believe good governance also fosters trust in the Company by all stakeholders, including our customers, employees and the communities that we serve. Our Corporate Governance framework includes the following features:

* Annual election of Directors, with majority voting and resignation policy	* Annual self-assessments and evaluation of Board and committees
* 6 of 7 independent Directors	* No "poison pill" in place
* Lead independent Director with oversight of independent Directors' executive sessions and information flow to the Board	* Formal Code of Conduct, ethics hotline, and ethics training and communications to reinforce Invacare's culture of compliance
* Shareholder majority voting standard to amend charter or regulations	* Risk oversight by full Board and designated committees
* Policy restricting Directors to serve on no more than three other public company boards	* Prohibition of hedging, pledging, and short sales by Executive Officers and Directors
* Board conducts annual evaluation of Chairman, President and CEO	* Annual Say on Pay vote
Board Composition
Our Board has undergone a dramatic transformation in recent years. As of the 2017 Annual Meeting, if all nominees are elected, average Director tenure and age will be approximately 4 years and 54 years, respectively. This represents a significant turnover since January 2014, when average tenure and age were approximately 15 years and 66 years, respectively.
We are proud of the diverse qualifications, breadth of leadership skills, industry experience, and gender, racial and ethnic diversity of our Board.

Proxy Summary

Board of Directors and Committees
Our Board is comprised of individuals with the integrity, skills and expertise necessary to oversee the business. A strong philosophy of active engagement and constructive debate are guiding principles for how the Board conducts itself for the benefit of all shareholders. The following table summarizes information about each of our Director nominees, whose qualifications are further described on Pages 10-16.

Name	Age	Director Since	Independent	Experience	Committee Membership
Susan H. Alexander	60	2016	Yes	Regulatory Affairs Legal Corporate Governance	Regulatory and Compliance
Marc M. Gibeley	52	2015	Yes	Global Healthcare Consumerism	Audit
C. Martin Harris, M.D. (Lead Director)	60	2003	Yes	Corporate Governance Healthcare Strategic	Compensation and Management Development Nominating and Governance (Chair)
Michael J. Merriman	60	2014	Yes	Public Company General Management Financial	Audit (Chair) Compensation and Management Development
Matthew E. Monaghan	49	2015	No	Public Company General Management Medical Device Experience	No
Clifford D. Nastas	54	2015	Yes	Public Company General Management Manufacturing & Operations	Audit Regulatory and Compliance (Chair - effective May 18, 2017)
Baiju R. Shah	45	2011	Yes	Biotech & Health Sciences Strategic Planning	Compensation and Management Development (Chair) Regulatory and Compliance

Proxy Summary

Executive Leadership Driving Business Transformation
Invacare designs, manufactures and distributes durable medical devices that assist people with congenital, acquired and degenerative conditions. In these circumstances, the people who use our devices may be otherwise challenged with basic needs of living, or may be immobile or dependent upon others for essential care. Our solutions help people with these challenges in four areas of care: move, breathe, rest, and hygiene.
In April 2015, we welcomed our new Chief Executive Officer, Matthew E. Monaghan, who has a breadth of general management, medical device and turnaround experience within global companies. Mr. Monaghan, along with the management team and Board of Directors, established a three-phase business transformation strategy to shift our focus from being a generalist durable medical equipment company to one that focuses our strong technical and innovation capabilities on solving complex clinical needs for post-acute care.
As of early 2017, we are well into the first phase and moving into the second phase of our three-phase business transformation, which is expected to yield returns for re-investment and long-term growth.
We are using the following metrics, with directional trends we expect to see, to report on and track our progress through the three-phase transformation:

Proxy Summary

Executive Compensation
Our executive compensation program is based on the following key principles:

Pay for Performance	Our executives are rewarded for meeting or exceeding financial and operating performance objectives and for leadership excellence.
Alignment with Shareholders' Interests	Our performance goals are established with the objective of restoring the Company’s ability to generate sustainable and profitable growth.
Retention of Talent	Our compensation program is structured to encourage our executives to remain with the Company for long and productive careers.
Compensation Governance Practices
We have several governance practices which we believe support the soundness and efficacy of our compensation programs. In short:

What We Do	What We Don't Do
☑ Pay for Performance	☒ No Gross-Ups for Excise Taxes in New Arrangements
☑ Annual Say-on-Pay	☒ No Repricing Stock Options
☑ Clawback Policy	☒ No Hedging or Pledging of Company Stock
☑ Short-Term and Long-Term Incentives	☒ No Dividend Equivalents on Unvested Equity Grants
☑ Independent Compensation Consultant
☑ Stock Ownership Guidelines
☑ Limited Perquisites and Related Tax Gross-Ups
☑ Double-Trigger Change of Control Agreements
☑ Mitigate Inappropriate Risk Taking
Executive Compensation is Tied to Performance
To promote the strategic goals of our business transformation and considering the investments being made in the Company's long-term earnings potential which may not, by their nature each, result in immediate financial improvements, the performance-based elements of our executive compensation program are based on financial metrics that are indicative of progress toward these goals.
Our corporate performance was a key factor in our 2016 named executive officer (NEO) compensation program. Highlights of the alignment of our pay practices with performance are as follows:

•	A substantial portion of the named executive officers’ total compensation is “at risk” based on performance goals.

•	We utilize both long-term and short-term awards, comprised of long-term equity-based awards and an annual cash bonus award.

•	A significant percentage of long-term incentive awards are performance based.

•
The key metrics for our annual cash bonus awards were Gross Profit Dollars, which measures the progress of our transformation, along with Adjusted Operating Income, which is a traditional operating performance measure.

•
The key metric for performance share awards in 2016 was Average Gross Profit Percentage, which is a leading indicator of our transformation and shift in focus to higher margin, clinically complex products.

Proxy Summary

The Company uses multiple performance measures and seeks to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives.
See Pages 34-66 for additional information regarding executive compensation.
Response to Advisory Vote and Shareholder Feedback
Approximately 93% of the votes cast at the 2016 Annual Meeting of Shareholders on the non-binding advisory vote on the compensation of the Company's named executive officers were voted in support of the Company's executive compensation program. Advisory say on pay votes have been held annually since 2011, and the Board of Directors has recommended to the shareholders that say on pay votes continue to be held every year. The Compensation and Management Development Committee (the "Compensation Committee") considered the results of the 2016 say on pay vote and believes that the approval of the proposal indicated that shareholders are supportive of the Company’s executive compensation program and its philosophy and objectives. Accordingly, the Compensation Committee believes that its executive compensation decisions in 2016 are consistent with the philosophy and objectives that the Company’s shareholders approved in 2016.

Questions and Answers

QUESTIONS & ANSWERS REGARDING ANNUAL MEETING
Why am I receiving these materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Invacare for use at the Annual Meeting of Shareholders to be held on May 18, 2017, and any adjournments or postponements that may occur. The time, place and purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Shareholders, which accompanies this proxy statement. This proxy statement is being mailed to shareholders on or about April 7, 2017.
Who is paying for this proxy solicitation?
The Company will pay the expense of soliciting proxies, including the cost of preparing, assembling and mailing the notice, proxy statement and proxy. In addition to the solicitation of proxies by mail, Invacare's Directors, officers or employees, without additional compensation, may make solicitations personally and by telephone. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Who is entitled to vote?
Only shareholders of record at the close of business on March 22, 2017, the record date for the meeting, are entitled to receive notice of and to vote at the Annual Meeting. On this record date, there were 32,041,694 common shares and 729,309 Class B common shares outstanding and entitled to vote.
How many votes do I have?
On each matter to be voted on, you have one vote for each outstanding common share you own as of March 22, 2017, and ten votes for each outstanding Class B common share you own as of March 22, 2017.
Except as otherwise provided by Invacare's amended and restated Articles of Incorporation or amended and restated Code of Regulations, each as amended to date, or required by law, holders of common shares and Class B common shares will at all times vote on all matters, including the election of Directors, together as one class. The holders of common shares and Class B common shares will vote together as one class on all four proposals described in this proxy statement. No holder of shares of any class has cumulative voting rights in the election of Directors.
The Company’s Class B common shares were authorized in 1987 and offered to then existing shareholders in exchange for the issued and outstanding common shares owned by such shareholders. The purpose of the issuance of the Class B common shares was to permit future acquisitions and financings to be accomplished without significant voting dilution of the Company’s shareholders and to ensure that proposals to acquire the Company would be presented to the Board for its consideration. Because the Class B common shares automatically convert to common shares upon a transfer to any holder other than a qualifying family member(s) of the original holder (or any entity controlled by a qualified family member(s) of the original holder), substantially all of the Class B common shares have been converted to common shares. The Company is not permitted to issue any additional Class B common shares except in very limited circumstances.
How do I vote?
If you are a shareholder of record, you can vote in person at the Annual Meeting or you can vote by signing and mailing in your proxy card in the enclosed envelope. If you are a shareholder of record, the proxy holders will vote your shares based on your directions.
If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote “FOR” each of the Director nominees named in proposal 1, “FOR” proposals 2 and 3 and in favor of "One Year" on Proposal 4, and will use their discretion on any other proposals and other matters that may be brought before the Annual Meeting.
The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting of Shareholders. However, if other matters properly come

Questions and Answers

before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote based on their best judgment on any other matters unless instructed to do otherwise.
If you hold common shares through a broker or nominee, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.
How do I vote my common shares held in the Invacare Retirement Savings Plan?
If you are a participant in the Invacare Retirement Savings Plan, the voting instruction card should be used to instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the number of common shares that you are entitled to vote under the plan. If you do not timely instruct the trustee for the Invacare Retirement Savings Plan as to how to vote the shares credited to your account under the plan, your shares, together with all other uninstructed shares, will be voted in the same proportions that shares for which instructions were received will be voted.
What are the voting recommendations of the Board of Directors?
The Board of Directors recommends that you vote:

•	“For” the election of the seven Director nominees for a one-year term expiring in 2018;

•	“For” the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for its 2017 fiscal year;

•	“For” the approval of the compensation of the named executive officers;

•	In favor of "One Year" for the frequency of future advisory votes on the compensation of the named executive officers.
What constitutes a quorum?
A quorum of shareholders will be present at the Annual Meeting if at least a majority of the aggregate combined voting power of common shares and Class B common shares outstanding on the record date are represented, in person or by proxy, at the Annual Meeting. On the record date, 39,334,784 votes were represented by outstanding shares; therefore, shareholders representing at least 19,667,393 votes will be required to establish a quorum. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
Can I revoke or change my vote after I submit a proxy?
Yes. You can revoke your proxy or change your vote at any time before the proxy is exercised at the Annual Meeting. This can be done by either submitting another properly completed proxy card with a later date, sending a written notice to the Company's Secretary, or by attending the Annual Meeting and voting in person. You should be aware that simply attending the Annual Meeting will not automatically revoke your previously submitted proxy; rather you must notify an Invacare representative at the Annual Meeting of your desire to revoke your proxy and vote in person.
Can I access the Notice of Annual Meeting, Proxy Statement and 2016 Annual Report on the Internet?
The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report are available on the Internet at www.invacare.com/annualreport. We also will provide a copy of any of these documents to any shareholder free of charge, upon request by writing to: Shareholder Relations Department, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035.
If you hold your shares in a bank or brokerage account, your bank or broker may also provide you copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares on certain “routine” matters when their customers do not provide voting instructions. However, on other matters, when the brokerage firm has not received voting instructions from its customers, the brokerage firm cannot vote the shares on that matter and a “broker non-vote” occurs. Proposal 2 is a routine matter, but the other proposals in this proxy statement are non-routine matters. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Election of Directors (Proposal 1)

ELECTION OF DIRECTORS
(Proposal No. 1)
All Director nominees are nominated for election to serve a one-year term until the Annual Meeting in 2018 or until their successors have been duly elected. Each of the nominees has indicated his or her willingness to serve as a Director if elected.
In accordance with the Director age limitations in the Company's Corporate Governance Guidelines, Dale C. LaPorte will not stand for reelection and will retire from the Board upon the expiration of his current term at the 2017 Annual Meeting. Additionally, Michael F. Delaney previously notified the Board of Directors of his decision to not stand for re-election at the 2017 Annual Meeting, at which time his term as a Director will expire. Upon the expiration of the terms of Mr. LaPorte and Mr. Delaney as Directors at the 2017 Annual Meeting, the Board of Directors has fixed the number of Directors constituting the Board at seven.
Nominees

Name	Age	Position with the Company	Director Since
Matthew E. Monaghan	49	Chairman, President & CEO	2015
Susan H. Alexander	60	Independent Director	2016
Marc M. Gibeley	52	Independent Director	2015
C. Martin Harris, M.D.	60	Independent Director	2003
Michael J. Merriman	60	Independent Director	2014
Clifford D. Nastas	54	Independent Director	2015
Baiju R. Shah	45	Independent Director	2011
Votes Required
The nominees receiving the greatest number of votes will be elected. A proxy card marked “Withhold Authority” with respect to the election of one or more Directors will not be voted with respect to the nominee or nominees indicated. Abstentions and broker non-votes will not be voted for or withheld from the election of Directors and will not be counted for purposes of determining the number of votes cast in the election of Directors. However, please note that our majority voting Director resignation procedures under our Code of Regulations require any Director nominee who receives a greater number of votes marked “Withhold Authority” than marked “For” his or her election in an uncontested election of Directors to promptly tender his or her resignation to the Board following certification of the shareholder vote. Under the Company's procedures, the Nominating and Governance Committee, or another committee comprised entirely of independent Directors or the Board of Directors, will, within 90 days following the certification of the shareholder vote, consider, and the Board will determine, whether to accept the resignation. The Board's determination and explanation of its decision will be promptly disclosed in a press release or Form 8-K submitted to the SEC.
Director Biographies and Qualifications
Below is certain biographical information regarding our Director nominees, as well as a discussion of the qualifications that led the Board of Directors to conclude that each Director nominee should serve as a Director of the Company. Each of the individuals listed below has a wealth of knowledge, experience and expertise developed over a lifetime of achievement. In the discussion below, we have not detailed all of the numerous factors considered by the Board, but rather have highlighted the primary qualifications that led the Board to conclude that each of the following individuals should serve as a Director. The Board of Directors believes that the current Board composition reflects an appropriately diverse group of individuals with relevant knowledge and experience that greatly benefits the Company.

Election of Directors (Proposal 1)

Susan A. Alexander
Age 60

Director Since 2016

Independent

* Regulatory and Compliance Committee

BACKGROUND
Susan H. Alexander was appointed by the Board as Director effective December 1, 2016. Ms. Alexander serves as the Executive Vice President, Chief Legal, Corporate Services and Secretary of Biogen Inc. (NASDAQ: BIIB), a biopharmaceutical company, since March 2017. Ms. Alexander has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of Biogen from 2011 until March 2017 and as Executive Vice President, General Counsel and Corporate Secretary of Biogen from 2006 to 2011. Prior to joining Biogen, Ms. Alexander served as the Senior Vice President, General Counsel and Corporate Secretary of PAREXEL International Corporation (NASDAQ: PRXL), a biopharmaceutical services company from 2003 to 2006. From 2001 to 2003, Ms. Alexander served as General Counsel of IONA Technologies, a software company. From 1995 to 2001, Ms. Alexander served as Counsel at Cabot Corporation, a specialty chemicals and performance materials company. Prior to that, Ms. Alexander was a partner at the law firms of Hinckley, Allen & Snyder and Fine & Ambrogne.
QUALIFICATIONS
The Board concluded that Ms. Alexander should serve as a Director of the Company primarily due to her experience in the bio- and med-tech industries gained through her legal leadership roles in Biogen and PAREXEL International. Ms. Alexander has a broad range of corporate legal experience both from private law and general counsel positions in global med-tech, software and manufacturing companies and will bring strong cross-functional legal, regulatory and senior management expertise to the Board. The Board believes that Ms. Alexander’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s regulatory and compliance functions, particularly as the Company seeks to continue the transformation of its business and drive toward more clinically complex solutions in the health care industry.

Election of Directors (Proposal 1)

Marc M. Gibeley
Age 52

Director Since 2015

Independent

* Audit Committee

BACKGROUND
Marc M. Gibeley has been a Director since November 2015. Mr. Gibeley serves as Chief Executive Officer and Director of Scientific Intake Ltd. Co., a medical device and digital healthcare company focused on weight management and the prevention of obesity related chronic diseases, since October 2016. Prior to joining Scientific Intake, Mr. Gibeley served as Head of Diabetes Care North America for Roche Holding AG (SIX: RO), a leading research-focused pharmaceuticals and diagnostics healthcare company from 2011 through 2016. Mr. Gibeley served as the President and Chief Executive Officer of WaveRx, a venture-backed diabetes neuropathy medical device company, from 2008 through 2011. Prior to joining WaveRx, Mr. Gibeley worked for several consumer packaged goods companies, including Procter & Gamble (NYSE: PG), Eastman Kodak (NYSE: KODK) and Kraft Foods (NASDAQ: KHC).
QUALIFICATIONS
The Board concluded that Mr. Gibeley should serve as a Director of the Company primarily due to his extensive experience in leading and managing medical device companies that have undergone substantial changes and transformed to focus on marketing products directly to consumers. He has a wide range of management expertise, including in sales, marketing, finance, customer support and product launches, as well as in regulatory affairs, manufacturing, and operations and commercial development, which has been developed over a career in consumer products businesses at various stages of development. The Board believes that Mr. Gibeley’s background and experience will be valuable in contributing to the Board’s oversight of the Company’s strategy, finance and operations, particularly as the Company seeks to continue the transformation of its business and responds to the drive toward consumerism in the health care industry.

Election of Directors (Proposal 1)

C. Martin Harris, M.D.
Age 60

Director Since 2003

Independent

* Lead Director
* Nominating and Corporate Governance Committee (Chair)
* Compensation and Management Development Committee
BACKGROUND
Dr. Harris has been a Director since January 2003 and Lead Director since May 2012. He also served as Invacare's Interim Chairman of the Board from December 2014 until May 2015. Since December 2016, Dr. Harris has served as the Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas, Austin. From 1996 until October 2016, Dr. Harris served as the Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation in Cleveland, Ohio and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Dr. Harris served from 2000 to 2016 as the Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris serves as a Director and member of the Audit Committee of HealthStream Inc. (NASDAQ: HSTM), Nashville, Tennessee, which provides internet-based learning and research solutions for the training, information, and education needs of the healthcare industry in the United States. He also serves on the Boards of Directors of Thermo Fisher Scientific Inc. (NYSE: TMO), Waltham, Massachusetts, which provides analytical instruments, equipment, reagents and consumables, software and services for research, manufacturing, analysis, discovery and diagnostics and of Colgate Palmolive Company (NYSE: CL), New York, NY., a consumer products producer of household, dental and oral consumer products.
QUALIFICATIONS
The Board concluded that Dr. Harris should serve as a Director of the Company primarily due to his experience in the healthcare industry as a leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry. Dr. Harris is nationally recognized for his leadership in developing and organizing electronic management of medical information, including electronic medical records. Through his work with organizations such as e-Cleveland Clinic and the National Health Information Infrastructure Task Force, Dr. Harris has gained experience which enables him to provide valuable input to the Board, and ultimately the Company, as to the latest developments and trends involving the use of information to enhance healthcare diagnoses, patient outcomes and cost efficiencies. In particular, he is able to assist the Board in staying abreast of developments in technological advances in the home medical equipment industry. Dr. Harris' understanding of information technology developments in the healthcare industry has proven to be instrumental to the Board's management of the Company's own strategy and information technology resources.

Election of Directors (Proposal 1)

Michael J. Merriman
Age 60

Director Since 2014

Independent

* Audit Committee (Chair)
* Compensation and Management Development Committee

BACKGROUND
Mr. Merriman has been a Director since May 2014. Mr. Merriman has been an Operating Advisor of Resilience Capital Partners LLC, a private equity firm focused on principal investing in lower middle market underperforming and turnaround situations, since June 2008. Mr. Merriman served as President and Chief Executive Officer of The Lamson & Sessions Co. (formerly, NYSE: LMS), Cleveland, Ohio, a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes from November 2006 until the company was sold in November 2007. Mr. Merriman served as Senior Vice President and Chief Financial Officer of American Greetings Corporation (formerly, NYSE: AM), Cleveland, Ohio, a designer, manufacturer and seller of greeting cards and other social expression products from September 2005 until November 2006. He was a Director of American Greetings Corporation from 2006 through August 2013 when it became a private company. Prior to that, from August 1995 until April 2004, Mr. Merriman was the President and Chief Executive Officer of Royal Appliance Mfg. Co./ Dirt Devil Inc. (formerly, NYSE: RAM), a manufacturer of a full line of cleaning products for home and commercial use. Mr. Merriman is a Director of Nordson Corporation (Nasdaq: NDSN), Westlake, Ohio, a manufacturer of products and systems used for dispensing and processing adhesives, coatings, polymers, sealants and biomaterials; Regis Corporation (NYSE: RGS), Edina, Minnesota, a company that owns, franchises and operates beauty salons, hair restoration centers and cosmetology education; and OMNOVA Solutions Inc. (NYSE: OMN), Beachwood, Ohio, a technology-based company and an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces.
QUALIFICATIONS
The Board concluded that Mr. Merriman should serve as a Director of the Company based on his experience and significant knowledge in executive management, strategy, corporate governance, acquisitions and divestitures, product development and investor relations, as well as his significant finance, financial reporting and accounting expertise, all developed through Mr. Merriman’s prior experience as a public company chief executive officer and chief financial officer and as a certified public accountant, his current service on the Boards of Directors of three publicly traded companies, and his experience at Resilience.

Election of Directors (Proposal 1)

Matthew E. Monaghan
Age 49

Director Since 2015

Chairman of the Board
President and Chief Executive Officer

BACKGROUND
Matthew E. Monaghan was appointed the Company’s President and Chief Executive Officer in April 2015 and was elected Chairman of the Board in May 2015. Prior to joining Invacare, Mr. Monaghan served as a business unit leader at Zimmer Holdings (now Zimmer Biomet NYSE: ZBH), a major orthopedic implant company, serving first as Vice President and General Manager of the company’s Global Hips business (December 2009 to January 2014) and later as Senior Vice President of Hips and Reconstructive Research (January 2014 until joining Invacare). While at Zimmer, Mr. Monaghan was responsible for the Hip Division’s new product development, engineering, marketing, clinical studies, quality, regulatory affairs and results of the shared sales and supply chain functions. Later, those responsibilities also included directing research for various areas of material, process and product innovation. Prior to joining Zimmer in 2009, Mr. Monaghan spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital Management, where he led acquisitions and operational improvements of portfolio companies. This included the carve-out from Baxter Healthcare of a global medical business; making significant improvements at a U.S. personal insurance business; and as COO of a consumer durable goods business spun off from Newell-Rubbermaid. For the first 13 years of his career, Mr. Monaghan held various engineering, financial and management positions at General Electric (NYSE: GE). Since November 2016, Mr. Monaghan has served as a Director of INC Research (NASDAQ: INCR), a contract research organization serving the needs of pharmaceutical clients.
QUALIFICATIONS
The Board concluded that Mr. Monaghan should serve as a Director of the Company primarily due to his role as Chief Executive Officer, as well as his considerable experience in managing and operating businesses, including medical device businesses subject to FDA regulation. The Board anticipates that Mr. Monaghan, in his role as Chief Executive Officer, will provide the Board with management perspective that will be valuable in overseeing the Company’s business operations and transformation.

Election of Directors (Proposal 1)

Clifford D. Nastas
Age 54

Director Since 2015

Independent

* Audit Committee
* Regulatory and Compliance Committee (Chair, as of May 18, 2017)

BACKGROUND
Clifford D. Nastas has been a Director since May 2015. Mr. Nastas has been the President and Chief Executive Officer of Radiac Abrasives Company, a manufacturer of conventional bonded and super abrasives in North America, since January 2016. Since 2014, Mr. Nastas has been a Director of Dan T. Moore Company, Inc., a holding company of diverse advanced materials manufacturing and technology businesses and became co-chairman in 2016. Also since 2014, Mr. Nastas has served as a Director of Shorr Packaging Corporation, an ESOP-owned company that distributes packaging supplies throughout North America. Mr. Nastas served as Chief Executive Officer and a Director of Material Sciences Corporation (formerly, Nasdaq: MASC), Elk Grove Village, Illinois, a publicly traded diversified industrial manufacturing company providing high-value coated metal, acoustical and lightweight composite solutions from 2005 until the company was sold in March 2014. From 2001 to 2005, Mr. Nastas served in various capacities at Material Sciences, including as President and Chief Operating Officer. Prior to joining Material Sciences, Mr. Nastas served in various general management, sales, and manufacturing capacities with Honeywell International, formerly Allied Signal (NYSE: HON), Morris Township, New Jersey, Avery Dennison Corporation (NYSE: AVY), Glendale, California, and Ford Motor Company (NYSE: F), Dearborn, Michigan.
QUALIFICATIONS
The Board concluded that Mr. Nastas should serve as a Director of the Company primarily due to his extensive business leadership and management expertise, which includes a broad range of experience in management, operations, sales, marketing, product development and engineering in a number of global businesses, including as the CEO of a publicly-traded company. The Board believes that Mr. Nastas’ experience and background will enable him to provide the Board will valuable insight into numerous aspects of the Company’s business.

Election of Directors (Proposal 1)

Baiju R. Shah
Age 45

Director Since 2011

Independent

* Compensation and Management Development Committee (Chair)
* Regulatory and Compliance Committee

BACKGROUND
Mr. Shah has been a Director since May 2011. Mr. Shah has been the Chief Executive Officer and a Director of BioMotiv, LLC, a company focused on developing a portfolio of drug discoveries from research institutions into new medicines, since August 2012. Prior to that, Mr. Shah served as President and Chief Executive Officer and a Director of BioEnterprise Cleveland from 2004 to August 2012, Senior Vice President from 2003 to 2004 and a Vice President from 2002 to 2003. BioEnterprise is a Cleveland-based business formation, recruitment and acceleration initiative designed to grow health care companies and commercialize biomedical technologies. Prior to BioEnterprise, Mr. Shah worked for McKinsey & Company, where he was a leader in its Growth and Business Building practice. In addition, Mr. Shah serves as a member of the Citizens Financial Group (NYSE: CFG) advisory board. Mr. Shah also serves as a Director of multiple privately held biomedical-related companies in which BioMotiv, LLC has investments.
QUALIFICATIONS
The Board concluded that Mr. Shah should serve as a Director of the Company primarily due to his experience in the healthcare and biomedical industry gained through his leadership of BioMotiv and BioEnterprise. The business insight gained through his work at BioMotiv, BioEnterprise and McKinsey & Company, in particular, and his demonstrated abilities in advancing initiatives to help companies grow and expand, provides Mr. Shah with a perspective on healthcare business and growth initiatives that is invaluable to the Board.

Invacare's Board of Directors recommends that shareholders vote “FOR” the election of all seven Director nominees for a term expiring in 2018.

Corporate Governance

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines which contain principles that, along with the charters of the standing committees of the Board of Directors, provide the framework for Invacare's corporate governance. Among other things, the Corporate Governance Guidelines establish principles relating to:

•	responsibilities and functions of the Board of Directors, such as meeting, orientation and continuing education guidelines;

•	the composition of the Board, including Director independence and other qualification requirements;

•	responsibilities of the Chairman of the Board, the Chief Executive Officer and the Lead Director;

•	the establishment and functioning of Board committees;

•	executive sessions of non-management Directors;

•	Chief Executive Officer succession planning;

•	Board access to management, and evaluation of the Chief Executive Officer;

•	communication and interaction by the Board with shareholders and other interested parties;

•	share ownership guidelines for Directors and executive officers;

•	engagement by an independent committee of the Board with shareholder proponents following a majority vote on a shareholder proposal; and

•	periodic self-assessment by the Board and each Board committee.
A copy of the Corporate Governance Guidelines can be found on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link.
Director Independence
To be considered independent under the New York Stock Exchange independence criteria under Section 303A (the “NYSE Standards”), the Board of Directors must determine that a non-employee Director does not have a direct or indirect material relationship with Invacare. The Board of Directors has adopted the following guidelines (set forth in the Corporate Governance Guidelines) to assist it in making such determinations:
A non-employee Director will be considered independent if he or she, at any time that is considered relevant under the NYSE Standards (subject to any applicable transition rules of the NYSE Standards):
(i) has not been employed by the Company or its affiliates;
(ii) has not had an immediate family member who has been employed by the Company or its affiliates as an executive officer;
(iii) has not received, and has not had an immediate family member who has received, more than such annual amount of direct compensation from the Company as may be considered relevant from time to time under the NYSE Standards, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not in any way contingent on continued service);

Corporate Governance

(iv) is not a partner of the Company's present internal or external auditor;
(v) does not have an immediate family member who is a partner of Invacare's present internal or external auditor;
(vi) has not been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(vii) does not have an immediate family member who has been a partner or employee of a present or former internal or external auditor of Invacare who worked on Invacare's audit;
(viii) has not been employed, and does not have an immediate family member who has been employed, as an executive officer of another company where any of Invacare's present executives serve on that company's compensation committee; and
(ix) has not been an executive officer or an employee of another company, and does not have an immediate family member who has been an executive officer of another company, that does business with Invacare and makes payments to, or receives payments from, Invacare for property or services in an amount that, in any one of the three last fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.
Additionally, the following commercial and charitable relationships will be considered immaterial relationships and a non-employee Director will be considered independent if he or she does not have any of the relationships described in clauses (i) - (ix) above, and:
(A) is not an executive officer of another company, and does not have an immediate family member who is an executive officer of another company, that is indebted to the Company, or to which Invacare is indebted, where the total amount of either company's indebtedness to the other is more than 5% of the total consolidated assets of the other company and exceeds $100,000 in the aggregate; and
(B) does not serve, and does not have an immediate family member who serves, as an officer, Director or trustee of a foundation (other than Invacare's foundation), university, charitable or other not for profit organization, and Invacare's, or Invacare foundation's, annual discretionary charitable contributions (any matching of employee charitable contributions will not be included in the amount of contributions for this purpose) to the organization, in the aggregate, are more than 5% percent of that organization's total annual revenues (or charitable receipts in the event such organization does not generate revenues).
In the event that a non-employee Director has a relationship of the type described in clauses (A) or (B) in the immediately preceding paragraph that falls outside of the “safe harbor” thresholds set forth in such clauses (A) and (B), or if the Director had any such relationship during the prior three years that fell outside of such “safe harbor” thresholds, then in any such case, the Board of Directors annually shall determine whether the relationship is material or not, and therefore, whether the Director would be independent or not. If any relationship does not meet the categorical standards of immateriality set forth in clauses (i) and (ii) in the immediately preceding paragraph, Invacare will explain in its next proxy statement the basis for any Board of Directors determination that such relationship is immaterial.
In addition, any Director serving on the Audit Committee of Invacare may not be considered independent if he or she directly or indirectly receives any compensation from Invacare other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).
The Board examined the transactions and relationships between Invacare and its affiliates and each of the Directors, any of their immediate family members and their applicable affiliates. Based on this review, the Board affirmatively determined that each of the Directors, other than Mr. Monaghan, is independent and does not have any direct or indirect material relationship with Invacare pursuant to the categorical standards set forth in Invacare's Corporate Governance Guidelines and the NYSE Standards.

Corporate Governance

Board Meetings, Annual Meeting of Shareholders and Attendance
During the fiscal year ended December 31, 2016, the Board of Directors held four regular quarterly meetings and three additional meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings held by the Board of Directors and (2) the total number of meetings held by committees of the Board on which he or she served during 2016. Board members are expected to attend Invacare's Annual Meeting of shareholders. Each Director then serving on the Board attended last year's annual shareholders meeting.
Executive Sessions
Independent Directors meet in executive sessions, presided over by the Company's Lead Director, at the end of each of the regularly scheduled quarterly Board meetings. In addition, the Directors meet in director-only executive sessions, presided over by the Chairman of the Board, after the end of each of the regularly scheduled quarterly Board meetings.
Board Nominations and Shareholder Recommendations
The Nominating and Governance Committee will seek candidates for an open Director position by soliciting suggestions from Committee members, the Chairman of the Board, incumbent Directors, senior management or others. The Committee also may retain a third-party executive search firm to identify candidates from time to time. In 2016, the Company retained such an executive search firm which identified Ms. Alexander as a candidate.
The Committee will consider any unsolicited recommendation for a potential candidate to the Board from Committee members, the Chairman of the Board, other Board members, management or shareholders. The Committee will accept shareholder recommendations regarding potential candidates for the Board, provided that shareholders send their recommendations to the Chair of the Nominating and Governance Committee, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035, with the following information:

•	The name and contact information for the candidate;

•
A brief biographical description of the candidate, including his or her employment for at least the last five years, educational history, and a statement that describes the candidate's qualifications to serve as a Director;

•
A statement describing any relationship between the candidate and the nominating shareholder, and between the candidate and any employee, Director, customer, supplier, vendor or competitor of Invacare; and

•	The candidate's signed consent to be a candidate and to serve as a Director if nominated and elected, including being named in Invacare's proxy statement.
Once the Nominating and Governance Committee has identified a prospective candidate, the Committee makes a determination whether to conduct a full evaluation of the candidate. This initial determination is based primarily on the Board's need to fill a vacancy or desire to expand the size of the Board, the likelihood that the candidate can meet the Nominating and Governance Committee's evaluation criteria set forth below, as well as compliance with all other legal and regulatory requirements. The Nominating and Governance Committee will rely on public information about a candidate, personal knowledge of any committee or Board member or member of management regarding the candidate, as well as any information submitted to the Committee by the person recommending a candidate for consideration. The Nominating and Governance Committee, after consultation with the Chairman of the Board, will decide whether additional consideration of the candidate is warranted.
If additional consideration is warranted, the Nominating and Governance Committee may request the candidate to complete a questionnaire that seeks additional information about the candidate's independence, qualifications, experience and other information that may assist the Committee in evaluating the candidate.

Corporate Governance

The Committee may interview the candidate in person or by telephone and may ask the candidate to meet with senior management and/or other Directors. The Committee would then evaluate the candidate against the standards and qualifications set out in the Nominating and Governance Committee's charter. While the Board does not maintain a policy regarding the diversity of its members, the Nominating and Governance Committee charter specifies that a Director should have a range of experience and knowledge relevant to the Company, and that such relevant experience and knowledge may be gained through diverse or unique life experiences. The Nominating and Governance Committee and the Board believe that the current Board composition reflects a diverse group of individuals with relevant knowledge and experience that greatly benefits the Company. Additionally, the Nominating and Governance Committee will consider other relevant factors as it deems appropriate (including independence issues and familial or related party relationships).
Before nominating an existing Director for re-election at an Annual Meeting, the Committee will consider:

•	The Director's value to the Board; and

•	Whether the Director's re-election would be consistent with Invacare's governance guidelines.
After completing the Nominating and Governance Committee's evaluation of new candidates or existing Directors whose terms are expiring, if the Committee believes the candidate would be a valuable addition to the Board or the existing Director is a valued member of the Board, then the Nominating and Governance Committee will make a recommendation to the full Board that such candidate or existing Director should be nominated by the Board. The Board will be responsible for making the final determination regarding prospective nominees after considering the recommendation of the Committee. These procedures were adhered to with respect to nominees for election at this meeting, who were unanimously recommended by the Nominating and Governance Committee and the entire Board of Directors.
Independent Lead Director
The Company has an independent Lead Director who is responsible for coordinating the activities of the independent Directors. Dr. Harris served as Lead Director in 2016. The following are the specific responsibilities of the Lead Director set forth in the Company's Corporate Governance Guidelines:
(i) advising the Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent and non-executive Directors can perform their duties responsibly while not interfering with the flow of Company operations;
(ii) providing the Chairman of the Board with input as to the preparation for the agendas for the Board and Committee meetings;
(iii) advising the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the independent and non-executive Directors to effectively and responsibly perform their duties; although Company management is responsible for the preparation of materials for the Board, the Lead Director may specifically request the inclusion of certain material;
(iv) interviewing, along with the chair of the Nominating and Governance Committee, all Board candidates, and making recommendations to the Nominating and Governance Committee and the Board;
(v) assisting the Board and Company officers in assuring compliance with the Company's Corporate Governance Guidelines;
(vi) recommending revisions to the Corporate Governance Guidelines as appropriate;
(vii) coordinating and developing the agenda for and moderating executive sessions of the Board's independent Directors; acting as principal liaison between the independent Directors and the Chairman and Chief Executive Officer on sensitive issues;

Corporate Governance

(viii) evaluating, along with the members of the Compensation and Management Development Committee, the performance of the Chairman and Chief Executive Officer; meeting with the Chairman and Chief Executive Officer to discuss the Committee's evaluation of performance;
(ix) discussing with the Chairman of the Board and the Nominating and Governance Committee the membership of the various Board Committees, as well as selection of the Committee chairs;
(x) responding to the concerns of any Directors, whether or not these concerns are discussed with the full Board;
(xi) with input from the Chairman of the Board, assisting the Nominating and Governance Committee in its role with the annual self-assessment and evaluation process of the Board and its committees;
(xii) acting as a resource for, and counsel to, the Chairman of the Board; and
(xiii) performing other responsibilities as delegated by the Board.
A description of the responsibilities of the Lead Director also is included as Exhibit C to Invacare's Corporate Governance Guidelines, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link.
Determination of Current Board Leadership Structure
The Board believes that the Chief Executive Officer is best situated to serve as Chairman of the Board because he is the Director most familiar with the Company's business and industry. The Board believes that combining the roles of Chief Executive Officer and Chairman of the Board provides an efficient and effective leadership model for Invacare by fostering clear accountability, effective decision-making, and alignment of corporate strategy. The Board’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company and industry-specific experience and expertise. One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chief Executive Officer and Chairman, together with an independent Lead Director having the duties described above, is in the best interests of shareholders because it strikes an appropriate balance for the Company; with the Chief Executive Officer also serving as Chairman, there is unified leadership and a focus on strategic development and execution, while the Lead Director helps assure independent oversight of management.
Members of the Board Committees
The current composition of the Board committees, as of April 7, 2017, is set forth below.

Director	Audit Committee	Nominating and Governance Committee	Compensation and Management Development Committee	Regulatory and Compliance Committee
Susan H. Alexander				Member
Michael F. Delaney (*)		Member
Marc M. Gibeley	Member
C. Martin Harris, M.D. - Lead Director		Chair	Member
Dale C. LaPorte (*)		Member		Chair
Michael J. Merriman	Chair		Member
Clifford D. Nastas	Member			Member
Baiju R. Shah			Chair	Member

* Not standing for re-election

Corporate Governance

Principal Functions of the Board Committees
The Board has an Audit Committee; a Nominating and Governance Committee; a Compensation and Management Development Committee; and a Regulatory and Compliance Committee.
Audit Committee.    The Audit Committee assists the Board in monitoring (i) the integrity of Invacare's financial statements, (ii) the independence, performance and qualifications of Invacare's internal and independent auditors, (iii) Invacare's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies (iv) Invacare's risk assessment and management process. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board of Directors, a copy of which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Audit Committee met nine times during 2016. The Audit Committee met in executive session without management four times in 2016 at the end of its regularly scheduled quarterly meetings.
The Board has determined that each member of the Audit Committee satisfies the current independence standards of the New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board also has determined that Michael J. Merriman, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.
Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board (i) in identifying and recommending individuals qualified to become Directors and will consider all qualified nominees recommended by shareholders, and (ii) on all matters relating to corporate governance of the Company, including, but not limited to, the development and implementation of the Company's corporate governance policies and guidelines. Each of the current members of the Nominating and Governance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Nominating and Governance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Nominating and Governance Committee met four times during 2016 and one time in executive session. James L. Jones served on the Nominating and Governance Committee during 2016 until his resignation from the Board of Directors on August 26, 2016 at which time he was replaced by Dale C. LaPorte.
Compensation and Management Development Committee.    The Compensation and Management Development Committee assists the Board in developing and implementing (i) executive compensation programs that are fair, equitable and aligned with the interests of shareholders and that are effective in the recruitment, retention and motivation of executive talent required to successfully meet Invacare's strategic objectives and (ii) a management succession plan that meets Invacare's present and future needs. See “Compensation Discussion and Analysis” for additional information on the committee and its activities. Each of the current members of the Compensation and Management Development Committee is independent within the meaning of the New York Stock Exchange listing standards, including the standards in Rule 303A.02(a)(ii), and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Compensation and Management Development Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the Corporate Governance link. The Compensation and Management Development Committee met five times during 2016 and met one time in executive session without management present after a Committee meeting during the year. James L. Jones served on the Compensation and Management Development Committee during 2016 until his resignation from the Board of Directors on August 26, 2016 at which time he was replaced by C. Martin Harris, M.D.
Regulatory and Compliance Committee.    The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters, including medical device regulatory compliance. Each of the current members of the Regulatory and Compliance Committee is independent within the meaning of the New York Stock Exchange listing standards and Invacare's Corporate Governance Guidelines. The Board of Directors has adopted a charter for the Regulatory and Compliance Committee, which is available at www.invacare.com by clicking on the Investor Relations tab and then the

Corporate Governance

Corporate Governance link. The Regulatory and Compliance Committee met five times during 2016. Susan H. Alexander joined the Board of Directors and the Regulatory and Compliance Committee on December 1, 2016.
Board Role in Risk Oversight
Risk is inherent in any business, and the Company's management is responsible for the day-to-day management of risks that it faces. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and to seek assurances that it is implemented properly by management.
The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. At each quarterly meeting, the Board of Directors receives presentations from senior management on business operations, financial results and strategic matters, including a quarterly assessment of the sensitivity of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company, and discusses the Company's strategies, key challenges, and risks and opportunities. Relevant members of senior management attend significant portions of the Board's quarterly meetings, as well as many of the Board committee meetings, in order to address any questions or concerns raised by the Board on risk management-related and other matters.
The Board's committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities, including oversight of the Company's enterprise risk management process and its assessment and management of risk in the areas of financial reporting, internal controls, business and operations, financial statements and accounting policies and information systems. Enterprise risk assessment reports of the various business, financial, operational, information technology, compliance and human capital risks faced by the Company are provided to the Audit Committee by management and the Company's internal auditors on a quarterly basis. The Regulatory and Compliance Committee assists the Board in its oversight of the Company's legal and regulatory compliance matters generally, including medical device regulatory compliance matters. The Compensation and Management Development Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company's compensation policies and programs, talent management and succession planning for executive officers and employment related risks. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization and structure, code of conduct, insider trading, conflict of interest policies and corporate governance, as well as overseeing the membership and independence of the Board of Directors. From time to time, the Board may establish special committees to assist it in the monitoring and oversight of certain risks. However, while these committees are responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks and committee activities through committee reports.
Codes of Ethics
Invacare has adopted a Code of Business Conduct and Ethics that applies to all Directors, officers and employees. Invacare has also adopted a separate Financial Code of Ethics that applies to its Chief Executive Officer (its principal executive officer), its Chief Financial Officer (its principal financial officer and principal accounting officer) and its controller or persons performing similar functions. Investors can find both codes on the Company's website at www.invacare.com by clicking on the Investor Relations tab and then selecting the Corporate Governance link. Invacare will post any amendments to the codes, as well as any waivers that are required to be disclosed pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange, within four business days, on its website.
Employees have been notified that if they have any questions or concerns regarding financial integrity, legal or regulatory compliance, ethical business conduct, or activities that may be improper under the Company’s Code of Business Conduct and Ethics, or otherwise have work related concerns, they are invited to speak with their supervisor, or any other member of management at any time. They also may report any

Corporate Governance

concerns in writing to the Chief Executive Officer or the Chair of the Audit Committee, or submit a report to the Company’s EthicsPoint ethics and compliance hotline reporting service, which is used to consolidate and summarize reports received. All EthicsPoint reports are reviewed by the Audit Committee.
The Company’s EthicsPoint service is not intended to replace other communication channels already in place. However, if employees have a concern regarding a financial integrity, legal or regulatory compliance, or ethics related matter, or believe they cannot communicate effectively using existing internal channels, they may report the concern through the Company’s EthicsPoint hotline reporting service by telephone or online at http://invacare.ethicspoint.com. Reports through EthicsPoint may be made anonymously and without reprisals for matters reported in good faith.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during 2016 or at any other time an officer or employee of the Company or any of its subsidiaries. In addition, during 2016, none of the Company's executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on the Company's Board or Compensation Committee. C. Martin Harris, M.D., James L. Jones, Michael J. Merriman and Baiju R. Shah were the non-employee Directors who served on the Compensation Committee during 2016. Dr. Harris replaced Mr. Jones upon his resignation on August 26, 2016.
Director Orientation Program
All new Directors are provided an orientation to acquaint them with the Company’s business, history, strategy, plans, financial statements, compliance programs, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Insider Trading Policy, and public reporting and disclosure requirements and the Company’s related policies and practices. New Directors are also introduced to the Company’s senior leadership team, internal auditors, and independent auditors. In addition, from time to time, Directors receive information and updates on legal and regulatory changes that affect the Company, its employees and the operation of the Board. The Nominating and Governance Committee from time to time makes other recommendations regarding further educational opportunities for Directors.
Communications with the Board
Shareholders and other interested parties may communicate their concerns directly to the entire Board or specifically to non-management Directors of the Board. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Shareholder Communication, c/o Executive Offices, Invacare Corporation, One Invacare Way, Elyria, Ohio 44035. The status of all outstanding concerns addressed to the entire Board or only to non-management Directors will be reported to the Chairman of the Board or to the chair of the Nominating and Governance Committee, respectively, on a quarterly basis.

Director Compensation and Stock Ownership

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES
Director Compensation Program
The Company's 2016 Director compensation program provided that non-employee Directors were paid the following:

Annual Cash Retainer	$60,000
Lead Director Additional Fee	20,000
Committee Chair Additional Fees:
Audit	15,000
Compensation and Management Development	15,000
Regulatory and Compliance	15,000
Nominating and Governance	10,000
Fee per meeting in excess of 24 meetings	1,500
Additionally, in March 2016, each non-employee Director was granted a restricted stock unit award of 5,678 shares, which vests in full on May 15, 2017. In accordance with the Director compensation program, Ms. Alexander received a grant of 2,839 shares, or 50% of the annual restricted stock unit grant, as she joined the Board during the second half of 2016.
Director Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its non-employee Directors for the purpose of aligning the interests of the Directors with those of the shareholders of the Company. Under the current guidelines of the stock ownership program, non-employee Directors are expected to own at least 7,500 common shares.
“Stock ownership” is defined to include shares held directly or indirectly by the Director, all unvested restricted stock held by the Director and 30% of the shares underlying unexercised stock options held by the Director that are “in the money” by at least 20%.
Directors are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from the date they join the Board of Directors, and maintain that level of stock ownership afterward. The guidelines provide that Directors are required to hold their “net shares” from equity awards until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
All of the Directors have either met the guidelines or are pursuing goals to meet the guidelines within the established timeframe.
Director Deferred Compensation Plan
All non-employee Directors may participate in the Company’s Director Deferred Compensation Plan, which permits participants to defer all or a part of their annual cash compensation and all or a part of their annual restricted stock unit grant. Participants may choose to defer either until they leave the Board of Directors or for a specified number of years, with a minimum of two years and a maximum of ten years, as specified at the time of the participant’s deferral election.
Deferred cash compensation may be credited to a “stock-unit” account that is deemed invested in the Company’s common shares or to an account that earns interest at a rate specified by the Compensation Committee. Deferred restricted stock unit grants are credited to the stock-unit accounts. Stock-unit accounts are credited with dividend equivalent units based on the number of vested stock units credited to the account

Director Compensation and Stock Ownership

as of the applicable dividend record date. The value in a Director’s account balance is distributed to the Director in a lump sum promptly following the end of the applicable deferral period. The value in a Director’s stock-unit account is determined by multiplying the number of units credited to the account by the fair market value of the Company’s common shares at the end of the deferral period, and is paid to the Director in an equivalent number of common shares of the Company issued under the Invacare Corporation 2013 Equity Compensation Plan (the "2013 Equity Plan"). Partial shares are rounded up or down to the nearest whole share. The value in a Director’s interest-bearing account will be paid to the Director in cash.
No Directors participated in the plan during 2016.
Fiscal 2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Susan H. Alexander	5,000	(2)	31,939	36,939
Michael F. Delaney	60,000	(3)	72,792	132,792
Marc M. Gibeley	60,000	(3)	72,792	132,792
C. Martin Harris, M.D.	90,000	(4)	72,792	162,792
James L. Jones	40,000	(5)	72,792	112,792
Dale C. LaPorte	77,500	(6)	72,792	150,292
Michael J. Merriman	75,000	(7)	72,792	147,792
Clifford D. Nastas	60,000	(3)	72,792	132,792
Baiju R. Shah	79,500	(8)	72,792	152,292

(1)
The values reported in this column represent the dollar amount of expense, calculated in accordance with ASC 718, Compensation - Stock Compensation, to be recognized for financial statement purposes over the respective vesting periods with respect to all restricted stock units awarded to each Director during 2016. These time-based restricted stock units were granted pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the "2013 Equity Plan"), and vest in full on May 15, 2017, except for the award to Ms. Alexander which vests in full on February 20, 2018. For a description of the assumptions made in computing the values reported in this column, see “Equity Compensation” in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	The fees earned by Ms. Alexander in 2016 include a pro-rata portion of the annual retainer.

(3)	Annual $60,000 retainer earned.

(4)
The fees earned by Dr. Harris include a $60,000 retainer, a $20,000 additional fee for his service as Lead Director and an $10,000 fee for his service as Chair of the Nominating and Governance Committee.

(5)	The fees earned by General Jones are a pro-rata portion of the $60,000 annual retainer.

(6)
The fees earned by Mr. LaPorte include a $60,000 retainer, a $15,000 pro-rata fee for his service as Chair of the Regulatory and Compliance Committee and $2,500 for his attendance at two meetings in excess of the 24 meetings held in 2016.

(7)	The fees earned by Mr. Merriman include a $60,000 retainer and a $15,000 fee for his service as Chair of the Audit Committee.

(8)
The fees earned by Mr. Shah represent a $60,000 retainer, a $15,000 fee for his service as Chair of the Compensation and Management Development Committee and $4,500 for his attendance at three meetings in excess of the 24 meetings held in 2016.

Director Compensation and Stock Ownership

Outstanding Director Equity Awards at December 31, 2016
The following table shows outstanding equity awards held by each Director at December 31, 2016.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)
Susan H. Alexander				2,839	(1)	37,049
Michael F. Delaney	5,650	23.71	8/22/2017
	6,919	25.79	8/20/2018
				1,250	(2)	16,313
				4,014	(3)	52,383
				4,254	(4)	55,515
				5,678	(5)	74,098
Marc M. Gibeley				2,127	(4)	27,757
				5,678	(5)	74,098
C. Martin Harris, M.D.	5,650	23.71	8/22/2017
	6,919	25.79	8/20/2018
				1,250	(2)	16,313
				4,014	(3)	52,383
				4,254	(4)	55,515
				5,678	(5)	74,098
James L. Jones	5,392	27.82	12/1/2020
				4,254	(4)	55,515
				5,678	(5)	74,098
Dale C. LaPorte	7,858	19.09	2/12/2019
				1,250	(2)	16,313
				4,014	(3)	52,383
				4,254	(4)	55,515
				5,678	(5)	74,098
Michael J. Merriman	8,977	16.71	5/15/2024
				4,254	(4)	55,515
				5,678	(5)	74,098
Clifford D. Nastas				4,254	(4)	55,515
				5,678	(5)	74,098
Baiju R. Shah	4,496	33.36	5/19/2021
				1,250	(2)	16,313
				4,014	(3)	52,383
				4,254	(4)	55,515
				5,678	(5)	74,098

(1)	The restricted stock unit award vests in full on February 20, 2018 after a one-year "cliff" vesting period.

(2)	The restricted share award vests in equal annual installments over four years with the first installment vested on May 15, 2014.

(3)	The restricted share award vests in full on May 15, 2017 after a three-year "cliff" vesting period.

(4)	The restricted stock unit award vests in full on May 15, 2018 after a three-year "cliff" vesting period.

(5)	The restricted stock unit award vests in full on May 15, 2017 after a one-year "cliff" vesting period.

Auditor Ratification (Proposal 2)

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
The Audit Committee has appointed Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit its financial statements for the year ended December 31, 2017. The Audit Committee and the Board of Directors are asking shareholders to ratify this appointment. During the year ended December 31, 2016, Ernst & Young LLP served as the Company's principal auditors and provided tax and other services. See “Independent Registered Public Accounting Firm.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Votes Required (Proposal 2)
Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions will not be voted for or against the ratification of the appointment of Ernst & Young LLP and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR”
the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ended December 31, 2017.

Report of the Audit Committee

AUDIT COMMITTEE AND RELATED MATTERS
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in its oversight and monitoring of:

•	the integrity of the Company's financial statements;

•	the Company's enterprise risk management process;

•	the independence, performance and qualifications of the Company's internal auditors and independent registered public accounting firm; and

•	the Company's compliance with legal and regulatory requirements related to the Company's financial statements and accounting policies.
The Audit Committee's activities are governed by a written charter adopted by the Board of Directors, which is available on the Company's website (www.invacare.com) by clicking on the Investor Relations tab and then the Corporate Governance link.
Each member of the Audit Committee satisfies the independence requirements set forth in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal and disclosure controls and assessing the effectiveness of internal control over financial reporting. Ernst & Young LLP, the Company's independent registered public accounting firm for 2016, audited the annual financial statements prepared by management and expressed an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Ernst & Young LLP also audited the Company's internal control over financial reporting as of 2016, and issued an opinion with respect to the Company's internal control over financial reporting as of 2016.
The Company's Vice President of Internal Audit, together with a nationally-recognized third-party auditing firm, as well as other outside expert consulting firms, conducts the Company's internal audit processes. During 2016, the Audit Committee met with the Vice President of Internal Audit and Ernst & Young LLP, with and without management present, to discuss their examinations, their continuing evaluation of the Company's internal and disclosure controls and the overall quality of the Company's internal procedures and controls over financial reporting.
As part of its oversight responsibilities described above, the Audit Committee met and held discussions with management, with Ernst & Young LLP and with the Company's Vice President of Internal Audit relative to the Company's financial reporting. The Audit Committee reviewed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the audited consolidated financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 1301, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with Ernst & Young LLP’s independence.

Report of the Audit Committee

In addition, Ernst & Young LLP provided to the Audit Committee the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526 (Communications With Audit Committees Concerning Independence), and by all relevant professional and regulatory standards, related to the auditors' independence. The Audit Committee discussed with Ernst & Young LLP its independence from the Company and its management and considered the compatibility of non-audit services with the independence of Ernst & Young LLP.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended 2016 for filing with the Securities and Exchange Commission.
The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for its 2017 fiscal year, and the Company is seeking ratification of such appointment at the 2017 Annual Meeting of Shareholders.

AUDIT COMMITTEE
Michael J. Merriman, Chair
Marc M. Gibeley
Clifford D. Nastas

Independent Registered Public Accounting Firm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES AND SERVICES
Independent Registered Public Accounting Firm and Fees
The Audit Committee has selected Ernst & Young LLP to continue as the Company's independent registered public accounting firm and to audit the financial statements of Invacare for the fiscal year ending December 31, 2017. The Audit Committee is asking shareholders to ratify this appointment.  Fees for services rendered by Ernst & Young LLP in 2016 and 2015 were:

	2016	2015
Audit Fees	$2,803,900	$2,831,800
Audit-Related Fees	281,200	21,300

Tax Fees
Tax Compliance Services	770,200	817,000
Tax Advisory Services	750,100	320,900
	1,520,300	1,137,900
All Other Fees	—	—
Total	$4,605,400	$3,991,000

Audit Fees.    Fees for audit services include fees associated with the audit of the Company's annual financial statements and review of the Company's quarterly financial statements, including fees for statutory audits that are required domestically and internationally and fees related to the completion and delivery of the auditors' attestation report on internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees associated with providing consents and review of documents filed with the SEC, other services in connection with statutory and regulatory filings or engagements, as well as accounting consultations billed as audit consultations and other accounting and financial reporting consultation and research work necessary to comply with generally accepted auditing standards.
Audit-Related Fees.    Fees for audit-related services principally include fees associated with accounting consultations, audits in connection with proposed or completed acquisitions and other accounting advisory assistance. The increase in fees is attributable to additional audit work related to the Company's convertible debt issuance.
Tax Fees.    Fees for tax services include fees associated with tax compliance, advice and planning services. The increase in fees is attributable to additional tax audits and tax work related to the Company's convertible debt issuance.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the Company's independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve certain permitted services, provided that the Chair reports any such decisions to the Audit Committee at its next scheduled meeting. During 2016, no services were provided to the Company by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Advisory Vote on Executive Compensation (Proposal 3)

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal No. 3)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its shareholders with the opportunity to cast an advisory vote at the Annual Meeting to approve the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the Securities and Exchange Commission's compensation disclosure rules. The shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.
At its 2016 Annual Meeting of Shareholders, the Company provided its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed in the proxy statement for the 2016 Annual Meeting, and the Company's shareholders approved the proposal. As the Board of Directors views it as a good corporate governance practice, and because the Company's shareholders previously indicated they were in favor of an annual advisory vote, the Company is again asking its shareholders to approve the compensation of its named executive officers as disclosed in this proxy statement in accordance with the SEC's rules.
This proposal, commonly known as a “say-on-pay” proposal, gives the shareholders the opportunity to express their views on the Company's named executive officers' compensation by an advisory vote at the 2017 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.”
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Management Development Committee or the Board of Directors. The Compensation and Management Development Committee values the opinions of the shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders' concerns, and the Compensation and Management Development Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors determines otherwise, in light of shareholders' impact on Proposal 4 below or due to other factors, the next say-on-pay vote will occur at the Company's 2018 Annual Meeting.
Votes Required (Proposal 3)
Advisory approval of the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not be voted for or against approval of our executive compensation and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote “FOR” the approval of the compensation of the named executive officers, as disclosed in this proxy statement.

Frequency Vote Regarding Executive Compensation (Proposal 4)

ADVISORY VOTE ON THE FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
(Proposal No. 4)
Section 14A of the Exchange Act also provides the Company’s shareholders the opportunity to indicate how frequently the Company should hold future advisory votes on the compensation of its named executive officers. Shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every one, two or three years.
After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that shareholders vote for a one-year interval for future advisory votes on executive compensation. The Company and the Board feel that an annual advisory vote on executive compensation will provide the Board and the Company with regular feedback from shareholders with respect to executive compensation. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. The Board welcomes shareholder input each year on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement.
The frequency of the advisory vote selected by shareholders will be the one that receives the highest number of votes cast by shareholders. However, this vote is advisory and therefore not binding. Although the vote is non-binding, the Compensation Committee and the Board value shareholder input and will consider the outcome of the vote in establishing the frequency with which the advisory vote on compensation of named executive officers will be held in the future.
Votes Required (Proposal 4)
The advisory vote regarding the frequency of future advisory votes on the compensation of the Company's named executive officers, and whether they will occur every one, two or three years, will be determined by a plurality of the votes cast. Abstentions and broker non-votes will not be voted for any of the frequency options set forth in this proposal and will not be counted in the number of votes cast on the proposal.

Invacare's Board of Directors recommends that shareholders vote for a frequency of “ONE YEAR” for future advisory votes on the compensation of the Company’s named executive officers.

Executive Compensation

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis ("CD&A") describes our compensation philosophy and programs and compensation decisions made under those programs for our named executive officers for fiscal year 2016, who are listed below.

Name	Title
Matthew E. Monaghan	Chairman, President and Chief Executive Officer
Robert K. Gudbranson	Senior Vice President and Chief Financial Officer
Dean J. Childers	Senior Vice President and General Manager, North America
Anthony C. LaPlaca	Senior Vice President, General Counsel and Secretary
Patricia L. Stumpp	Senior Vice President, Human Resources
Gordon Sutherland	Former Senior Vice President and General Manager, Europe, Middle East & Africa (EMEA)*
* Mr. Sutherland resigned from his employment with the Company effective August 10, 2016.
Principles of Our Compensation Program

Pay For Performance	A key principle of our compensation philosophy is pay for performance. We reward our executives for meeting or exceeding financial and operating performance objectives and for leadership excellence.
Alignment with Shareholders' Interests
We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the long-term objective of restoring the Company’s ability to generate sustainable and profitable growth.

Retention of Talent	We structure our compensation program to encourage our executives to remain with the Company for long and productive careers.
Compensation Program Highlights
☑ What We Do

•	Pay for Performance: A significant portion of each named executive officer’s target annual compensation is tied to corporate performance.

•
Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote by our shareholders. At our 2016 Annual Meeting, approximately 93% of the votes cast on the Say-on-Pay proposal were in favor of the 2015 compensation of our named executive officers.

•
Clawback Policy: We have a policy that allows our Board to require reimbursement of any incentive compensation paid to our executive officers if and to the extent that the financial results on which the compensation was based are restated due to the fraud or intentional misconduct of the executive officer.

•	Short-Term and Long-Term Incentives: Our annual and long-term plans provide a balance of cash and equity-based incentives.

•	Independent Compensation Consultant: The Compensation Committee engages a compensation consultant, who is independent of the Company and management.

•
Stock Ownership Guidelines: To further align to the interests of shareholders, we have significant stock ownership guidelines, which require our executive officers to hold a multiple of their annual base salary in Company stock.

Executive Compensation

•	Limited Perquisites and Related Tax Gross-Ups: We provide limited perquisites and no related tax gross-ups.

•
Double-Trigger Change of Control Arrangements: Our change of control and equity award agreements generally require a qualifying termination of employment in addition to a change of control before change of control benefits or accelerated equity vesting are triggered.

•
Mitigate Inappropriate Risk Taking: In addition to our clawback policy, stock ownership guidelines and prohibition of hedging, we structure our compensation program in an effort to minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping our annual incentive bonus plan and performance share awards.

☒ What We Don't Do

•
Gross-ups for Excise Taxes in New Agreements: Our change of control agreements with our Chairman, President and Chief Executive Officer and our other recently-hired named executive officers do not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed made in connection with a change of control.

•	Reprice Stock Options: Our equity incentive plan generally prohibits the repricing of stock options and stock appreciation rights without prior shareholder approval.

•	Hedging and Pledging: Our insider trading policy prohibits all employees and Directors from hedging or pledging their economic interest in the Company common shares they hold.

•	Dividend Equivalents: Our equity awards provide that holders of stock will be entitled to receive cash dividends only on vested shares.
Business Transformation and Key Indicators of Progress
We are in the midst of a multi-year plan to transform our business from being a generalist durable home medical equipment company to one more focused on solutions for clinically complex and post-acute care. The strategy focuses on leveraging our strong technical capabilities for solving complex clinical needs, with the expectation of generating better returns for re-investment and growth. The magnitude of the transformation has required us to make significant investments to achieve our long-term objectives that have impacted our short-term earnings results, but which do not reflect certain other improvements, such as progress towards the resolution of the consent decree, made for long-term shareholder benefit. We monitor certain key financial indicators of progress toward the transformation, and the trends that we expect to see as the transformation progresses are reflected in the table below:
To promote the strategic goals of the transformation, the Compensation Committee has adapted the performance-based elements of our executive compensation program to be based on financial metrics that are indicative of progress toward these goals.

Executive Compensation

To drive this transformation, management has appointed new leaders with medical device experience to run the businesses in North America and Europe and new functional leaders in Quality Assurance / Regulatory Affairs (QA/RA), Engineering and Product Innovation, among other areas. Recent additions include:

2015	2016
New VP QA/RA - EMEA (2/1/15)	New SVP QA/RA (1/1/16)
New CEO (4/1/15)	New SVP GM - EMEA (11/1/16)
New SVP GM - North America (6/1/15)
New VP Research & Innovation (9/1/15)
How 2016 Executive Compensation is Tied to Performance
Our corporate performance was a key factor in our 2016 named executive officer compensation program:
Link to Company Performance

•
For 2016, 63.1% of our Chairman, President and Chief Executive Officer’s target compensation was performance-based and 49.1% of the average of our other named executive officers’ target compensation was performance-based.

Utilize Long and Short Term Awards

•
Each named executive officer’s performance-based compensation is comprised of an annual cash bonus award and long-term equity-based incentives consisting of performance shares and restricted stock. For the annual cash bonus, the target award is established at the beginning of the fiscal year and the actual award is determined based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of the three-year performance period if pre-established financial goals are met. Time-based restricted stock provides value based on the Company’s stock price performance.

Focus on Corporate Performance Metrics

•
For 2016, Adjusted Operating Income and Gross Profit Dollars were the key metrics for our annual cash bonus awards. These metrics are described below under the heading “Corporate Goals and Results for 2016.” Actual performance for Adjusted Operating Income and Gross Profit Dollars exceeded the established threshold for payment, but were below target as deeper transformational changes were made during the year after the targets were established and because some elements of performance were less favorable than expected. The combination of these factors resulted in the annual cash bonus award paying out generally at 22% of target.

•
Average Gross Profit was established as the performance metric for our performance share awards in 2016. The final number of shares earned pursuant to a performance share award is dependent on the average Gross Margin result over the three-year performance period (2016-2018) applicable to the award. As described below under the heading “Performance Shares Granted in 2016,” the Compensation Committee set an average Gross Margin target that would fund the performance share awards at 150% of target, but retained discretion to reduce the awards if the Compensation Committee deems it to be appropriate based on its evaluation of the progress of the Company’s transformation or other factors. Our 2016 Gross Margin was above the average target level established for the three-year period.

•
The performance shares previously awarded in 2014 completed their three-year performance period on December 31, 2016. Performance shares to be earned pursuant to these awards were based on return on invested capital and pre-tax adjusted earnings per share targets for the 2016 fiscal year. As described below under the heading “Results of Performance Shares Granted in 2014,” both metrics were below the minimum threshold for payment, and therefore no performance shares were earned under these awards.

Executive Compensation

Say on Pay
At the 2016 Annual Meeting, the Company’s shareholders approved the compensation of the Company’s Named Executive Officers, with holders of approximately 93% of the votes cast voting in favor of the proposal commonly known as “say on pay.” At the 2017 Annual Meeting, shareholders will vote on the frequency of the Company’s say on pay votes. Say on pay votes have been held annually since 2011, and the Board of Directors has recommended to the shareholders that say on pay votes continue to be held every year.
The Compensation Committee considered the results of the 2016 say on pay vote and believes that the approval of the proposal indicated that shareholders are supportive of the Company’s executive compensation program and its philosophy and objectives. Accordingly, the Compensation Committee believes that its executive compensation decisions in 2016 are consistent with the philosophy and objectives that the Company’s shareholders approved in 2016.
Setting Executive Compensation
Compensation Committee Administration
The Compensation Committee is comprised of independent Directors and is responsible for the approval and administration of the Company’s existing and proposed executive compensation plans.
Setting Goals
Prior to the beginning of each year, the Compensation Committee reviews the compensation program, including determining whether the Company’s compensation levels are competitive with its peer group and whether any changes should be made to the program for the next year.
At the beginning of each year, the Compensation Committee determines the principal components of compensation for the named executive officers and sets the performance goals for each performance-based compensation component. The Compensation Committee then meets regularly throughout the year and reviews the Company’s performance to date against the performance goals.
As discussed under “Risk Assessment,” when establishing the annual compensation program for named executive officers, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.
Making Determinations
The Compensation Committee’s decisions are based on its assessment of each executive’s performance during the year against a variety of factors which may include corporate and personal goals, leadership qualities, operational performance, business responsibilities, current compensation arrangements and long-term potential to enhance shareholder value. Among the factors which may be considered are key financial measurements, strategic objectives, product improvement and innovation, individual achievements, organizational leadership and high integrity. In annually setting an executive’s target compensation, the Company does not necessarily adhere to rigid formulas or react immediately to short-term changes in business performance.
In making decisions, the Compensation Committee reviews input from management and from the independent compensation consultant which provides the Compensation Committee with analysis and recommendations regarding base salary adjustments, payout levels under annual incentive plans and equity awards. The Chief Executive Officer does not provide recommendations regarding his own compensation programs, and the compensation decisions concerning the Chief Executive Officer are deliberated by the Committee in the absence of the Chief Executive Officer.

Executive Compensation

Role of Independent Consultant
During 2016, the Compensation Committee conducted a request for proposal among several compensation consulting firms, including its current consultant, Pay Governance LLC (“Pay Governance”). After reviewing and considering the responses to the Company’s requests for proposals from several consultants, the Compensation Committee determined to continue its engagement of Pay Governance as its independent compensation consultant to advise it on executive and non-employee Director compensation matters. The Compensation Committee has the sole authority to retain and replace, as necessary, compensation consultants to provide it with independent advice.
Pay Governance’s primary role is to analyze the competitiveness of, and provide recommendations on, the structure and amounts of each major element of compensation for the Company’s executives. During 2016, representatives of Pay Governance participated in three of the Compensation Committee’s meetings. In 2016, Pay Governance provided no services to the Company other than to advise the Compensation Committee on executive and non-employee Director compensation matters. In addition, in early 2016, the Compensation Committee conducted an evaluation of the independence of Pay Governance and, based on this review, did not identify any conflict of interest raised by the work performed by Pay Governance. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.
Compensation Philosophy and Objectives
Philosophy
The Company’s executive compensation is intended to:

•	reward its executives for leading improvements that contribute to shareholder value, sustained financial and operating performance and leadership excellence;

•	align the executives’ interests with those of the Company’s shareholders; and

•	encourage them to remain with the Company for long and productive careers.
Market Compensation - Survey Data and Peer Group
To gauge the competitiveness of the Company’s executive compensation levels and help ensure that the Company is positioned to attract and retain qualified executives in the face of competitive pressures, the Compensation Committee engages Pay Governance to identify annually the compensation paid to executives of other companies who are comparable to the Company’s executives. This information is referred to in this CD&A as “market compensation.” The market compensation is derived from a combination of survey data and comparative information from a peer group of companies, as described below.
Survey Data
Pay Governance annually reviews survey data from nationally recognized compensation and human resources consulting firms and identifies the compensation levels with respect to annual base salaries, cash bonus awards and long-term incentive awards for each executive position paid by companies in the survey. The Compensation Committee bases its compensation decisions, in part, on survey data. Survey data is comprised of similar companies in terms of revenue, industry, multinational operations and number of employees.
Peer Group
In addition to survey data, Pay Governance also annually prepares comparative information regarding annual base salaries, cash bonus awards and long-term incentive awards for the named executive officers of a peer group of companies, which in 2016 was comprised of 16 companies. All of the peer group companies are in the health care equipment and supply industry, or have businesses in similar or related industries, which the Compensation Committee considers to be its primary market for executive talent, particularly for executives in key operations positions. In addition, peers are selected based on revenue, market capitalization and number of employees, and generally have annual revenue ranging from $600 million to $3.1 billion,

Executive Compensation

market capitalization ranging from $650 million to $11.7 billion and a number of employees ranging from 1,200 to 11,700. While the Company’s annual revenue and number of employees approximated the medians of the companies in the group, its market capitalization was below the median, primarily due to the relative decline in the Company’s stock price.
In 2016, the Company’s peer group consisted of the following 16 companies:

Bio-Rad Laboratories, Inc.	Hill-Rom Holdings, Inc.	Sirona Dental Systems, Inc.
Chart Industries, Inc.	Idexx Laboratories, Inc.	STERIS Corporation
CONMED Corporation	Masimo Corporation	Teleflex Incorporated
The Cooper Companies, Inc.	Mine Safety Appliances Co.	Varian Medical Systems, Inc.
DENTSPLY International Inc.	ResMed Inc.	West Pharmaceutical Services, Inc.
Haemonetics Corporation
The companies in this group are regularly reviewed and changed from time to time to account for acquisitions, mergers and other business-related changes. For 2016 compensation, the Compensation Committee changed the peer group, based upon the recommendation of Pay Governance, by adding Chart Industries, Inc. and Masimo Corporation, both of which approximated the Company’s revenue, assets and employees, and operated in markets in which the Company competes. Edwards Lifesciences Corp. and Hologic, Inc., were removed due to increases in size relative to the Company and the peer group.
Competitive Positioning
The Compensation Committee used compensation data from pay surveys and from its comparative group, which is referred to as “market compensation” in this section, as well as input from Pay Governance and from each of the Chairman, President and Chief Executive Officer and the Senior Vice President of Human Resources, to assist it in determining whether the Company’s compensation is competitive and reasonable. While the Compensation Committee considers market compensation practices, it strives to incorporate flexibility in the Company’s compensation programs and in the assessment process in order to respond to and adjust for, if appropriate, the evolving business environment, including market conditions, which may be beyond management’s control.
Components of Executive Compensation
The major components of the Company’s 2016 executive compensation program, the primary purpose of each component and the form of compensation of each component are described in the following table.

Component	Primary Purpose	Form of Compensation
Base Salary	Provides base compensation for day-to-day performance of job responsibilities; recognizes individual skills, competencies, experience and tenure with the Company.	Fixed, short-term cash compensation.
Annual Bonus	Incentivizes and rewards performance over the year based on achieving aggressive annual performance goals.	Variable or performance-based, short-term cash compensation.
Performance Share Awards	Encourages improvement in the long-term performance of the Company, particularly share price appreciation, thereby aligning interests of executives with the interests of shareholders.	Variable or performance-based, long-term equity compensation, which vests at the end of a three-year period based upon the achievement of financial performance goals.
Time-Based Restricted Stock	Attracts and retains executives and further aligns interests of executives with the interests of shareholders.	Fixed, long-term equity compensation, which vests ratably over a three-year period.
Other Employee and Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health; provides management continuity in the event of an actual or threatened change of control.	Employee benefit plans, programs and arrangements generally available to all employees; executive retirement and savings programs; limited perquisites; severance and change of control benefits.

Executive Compensation

The executives are compensated principally by using a combination of fixed and performance-based compensation and annual and long-term compensation, which are delivered in cash and equity-based awards. The Compensation Committee does not have a specific policy on the desired mix between fixed and variable, short and long-term, and cash and equity compensation.
For each of the major components of the Company’s executive compensation program, the following table summarizes the Company’s target level of compensation relative to market compensation and the Company’s actual level of compensation relative to market compensation for 2016.

Component	Target Level	Actual Level for 2016
Base Salary	50th percentile of market compensation.	Named executive officers at approximately 50th percentile.
Annual Bonus	50th percentile of market compensation, based on annual performance goals.	Target bonuses at 50th percentile. Actual bonuses paid to named executive officers well below 50th percentile.
Total Cash Compensation (Base Salary + Annual Bonus)	50th percentile of market compensation.	Target compensation at 50th percentile. Actual cash compensation paid to named executive officers well below 50th percentile.
Long-Term Equity Incentive Awards (Performance Share Awards + Time-Based Restricted Stock)	50th percentile of market compensation.	Target awards granted to named executive officers at approximately 50th percentile. No shares earned under prior performance share awards.
2016 Base Salary and Incentive Compensation
The executive compensation program ties a substantial portion of the named executive officers’ overall target annual compensation to the achievement of corporate performance goals. The Compensation Committee uses multiple performance measures and seeks to provide an appropriate mix of annual and long-term incentives that balance short-term and long-term objectives, based on the Company’s compensation philosophy and market compensation. However, the mix is not subject to any pre-determined formula.

CEO Compensation Mix	Other NEO Compensation Mix
Salary 17.5%	Salary 35.0%
Restricted Shares 19.4%	Restricted Shares 15.9%
Target Annual Bonus 17.5%	Target Annual Bonus 24.2%
Target Performance Shares 45.6%	Target Performance Shares 24.9%
= 63.1% at risk	= 49.1% at risk
Fiscal Year 2016 Compensation
Base Salary
The Company establishes salary levels reflective of the executive’s skills, competencies, experience and individual performance. As a result, changes in salary focus primarily on an assessment of the executive’s performance in relation to the executive’s responsibilities. In addition, the Compensation Committee reviews market compensation data, which provides a comparison of the executive’s salary level relative to the salary levels of the executive’s peers.
The Compensation Committee also considered:

•	how each executive performed in relation to the executive's responsibilities during the previous year;

•	each executive's potential future contributions to the Company;

Executive Compensation

•	each executive's particular talents, unique skills, experience and depth of industry knowledge; and

•	the financial impact on the Company of any increases in salary.
Based on these considerations, the Compensation Committee determined that it was appropriate to approve a nominal increase in the salary of each named executive officer by 2% compared to the prior year. The 2016 base salaries of each of the named executive officers are set forth in the Summary Compensation Table.
Annual Cash Incentive
Incentive Bonus Plan Target Percentage. During 2016, each named executive officer had an opportunity to earn an annual cash bonus under the Company’s shareholder-approved Executive Incentive Bonus Plan. Each named executive officer’s potential award was expressed as a percentage of his or her base salary. After the end of the fiscal year, the Compensation Committee determined the amount of each named executive officer’s actual annual cash bonus based upon the achievement of a combination of pre-determined corporate goals.
Corporate Goals. The annual bonus plan is intended to provide an incentive to the named executive officers for achieving challenging annual performance goals that are indicative of overall Company performance. For 2016, the Compensation Committee established performance targets under the bonus plan based on Adjusted Operating Income and Gross Profit Dollars. Adjusted Operating Income is generally a traditional metric of operating performance, while Gross Profit Dollars is a metric used by the Company as an important indicator of improved financial performance. For both of these metrics, the Compensation Committee established threshold amounts that had to be exceeded before annual cash bonuses would be paid to the named executive officers for 2016. Once either of the threshold performance goals is exceeded, each named executive officer becomes eligible to receive an annual cash bonus, which payout may be up to his or her maximum potential annual cash bonus, depending on actual corporate performance. When making final payout determinations, the Compensation Committee may exercise negative discretion to award less than the maximum potential cash bonus amount.
In light of the Company’s primary focus on implementing and executing its plan to transform its business, the Compensation Committee established bonus targets for 2016 based on the following:

•	50% of the target bonus was dependent upon the Company’s achievement of annual Adjusted Operating Income goals; and

•	50% of the target bonus was dependent upon the Company’s achievement of Gross Profit Dollars goals.
This 50% / 50% mix was selected to appropriately balance incentives to operating performance and progress in the Company’s business transformation.
For Mr. Childers, the Adjusted Operating Income and Gross Profit Dollars goals were each based partially on goals for the North America/HME segment (30% of each 50% portion) and partially on corporate goals (20% of each 50% portion). A similar structure based on the performance of the European segment was established for Mr. Sutherland, however since he resigned from Company prior to the end of the year, he was not eligible to receive a cash bonus. For the Chief Executive Officer and the other named executive officers, annual cash bonuses were dependent entirely on corporate goals.
Corporate Goals and Results for 2016
The Compensation Committee approved the corporate performance metrics, weightings, targets and payouts for 2016 included in the table below. The Compensation Committee selected the Adjusted Operating Income and Gross Profit Dollars performance measures because they are important indicators of progress toward the transformation of the Company’s business.

Executive Compensation

The specific performance goals for each of threshold, target and maximum level of achievement, as well as the actual level of performance achieved for 2016 are displayed in the following table (in millions, except percentages):

Metric	Weighting	Threshold	Target	Maximum	Result	Payout as % of Target
Adj. Operating Income*	50%	$(20.0)	$(7.0)	$0.0	$(18.9)	15%	**
Gross Profit Dollars	50%	$270.0	$322.5	$380.0	$285.4	29%
Weighted Result						22%
* For purposes of determining payout percentages under the bonus plan for 2016, Adjusted Operating Income means operating income from continuing operations excluding the impact of restructuring charges, intangible asset write-downs, any non-cash income statement impact of the mark to market of the derivatives associated with the convertible notes issued in 2016 and gains/losses on businesses sold.
** Payout percentage was not linear from threshold to target. During this part of the Company's transformation, a goal of $(13.7) million was established with a 90% payout.
Actual Annual Cash Incentive Awards for 2016
The actual payouts under the annual cash bonus plan were computed based on the Company’s actual corporate performance relative to the goals established under the plan for 2016, as outlined above. The 2016 annual cash bonus payments to named executive officers are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table included in this proxy statement, and are set forth below:

	2016 Target Award (% of Base Salary)	2016 Actual Payout (% of Target)	2016 Actual Payout Amount
Mr. Monaghan	100%	22%	$168,300
Mr. Gudbranson	75%	22%	$79,943
Mr. Childers *	75%	8.8%	$25,582
Mr. LaPlaca	75%	22%	$65,469
Ms. Stumpp	62.5%	22%	$41,752
* Threshold goals for North America/HME regional Adjusted Operating Income and Gross Profit Dollars were not met, so for Mr. Childers, payout as % of target was 8.8%.
Mr. Sutherland’s 2016 Target Award was 50% of his base salary; however, he did not earn a payout under the bonus plan due to his resignation from the Company prior to the end of 2016.
Long-Term Incentive Compensation (Equity)
The Company’s long-term equity compensation program for named executive officers includes performance share awards, referred to as “performance shares”, and time-based restricted stock awards, referred to as “restricted stock.” The program is intended to promote the Company’s long-term success and increase shareholder value by further aligning the named executive officers’ total compensation with the interests of shareholders.
The Compensation Committee approved a long-term equity compensation program for 2016 with values weighted 70% in performance shares and 30% in restricted stock for the Chief Executive Officer. This mix of equity awards was intended to enhance the performance-based incentives to increase shareholder value in the program by emphasizing objectives that will support future value creation and manage shareholder dilution and compensation expense. For the other named executive officers, the mix of equity awards in 2016 was 60% performance shares and 40% restricted stock. This mix was intended to balance an emphasis on performance while also addressing concerns of executive retention during a period when

Executive Compensation

setting reasonable performance goals was complicated by the challenges presented by the Company’s business transformation.
In making equity awards in 2016, the Compensation Committee reviewed information provided by Pay Governance regarding the median market value of long-term compensation awards, as well as median market value of total direct compensation. Equity award guidelines for named executive officers were generally developed around target grant values at 100% of the market median according to each executive’s salary and target cash compensation level, organizational level, reporting relationships and job responsibilities, in order to strengthen the link between executive compensation and the achievement of long-term Company financial and operational goals.
The Compensation Committee then considered each named executive officer’s performance, the Company’s overall performance, the potential dilutive effect of the equity awards and the tax deductibility of the awards in determining the actual grant value of the 2016 awards of performance shares and restricted stock to each named executive officer. The actual grants approximated the targeted range for each named executive officer. Awards granted in 2016 to each of the named executive officers are set forth in the Grants of Plan-Based Awards for Fiscal Year 2016 Table.
The following illustrates the Company’s long-term incentive plan structure and the key elements of each type of award for the named executive officers:

Long-Term Incentive Plan ("LTIP") Mix
	Performance Shares	Restricted Stock
	Vest at end of 3-year period based on achievement of Average Gross Margin goal, which measures the progress of the transformation	3-year time-based vesting period; One-third of shares vest each year
CEO LTIP Mix	70%	30%
Other NEO LTIP Mix	60%	40%
Performance Shares Granted in 2016
The performance shares granted in 2016 vest based on the levels of achievement of pre-defined performance goals established by the Compensation Committee, for the three-year performance period beginning January 1, 2016 and ending December 31, 2018. The performance shares granted in 2016 may be earned in a range between 0% and 150% of the number of shares specified in the applicable award agreement, depending on the Company’s performance for the performance period compared to the initial performance goal. Meeting or exceeding the initial performance goal will fund the performance share awards at 150% of target, however the Compensation Committee retained discretion to reduce the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation. The Compensation Committee determined to take this approach due to the difficulty of setting reasonable but challenging performance goals in the early stages of the Company’s business transformation. Each vested performance share represents the right to receive one common share of the Company.
The performance goals for the 2016 performance share awards are based on a target for three-year average annual Gross Margin percentage (“Average Gross Margin Percentage”) over the performance period ending December 31, 2018. The Compensation Committee decided to base performance under the 2016 performance shares on Average Gross Margin Percentage, as that measure is an indicator of the Company’s progress in executing its business transformation and long-term strategy. Use of this measure also differentiated the performance metrics for these awards from those used for the annual cash incentive.
Because the 2016 performance shares would vest based on the Average Gross Margin Percentage performance at the end of three years and the Compensation Committee has negative discretion to reduce awards if it decides it to be appropriate, it is difficult to predict the amount of performance shares that may vest, if any, at the end of the performance period. The Company's Gross Margin performance in 2016 was above the average target level established for the three-year period.

Executive Compensation

Results of Performance Shares Granted in 2014
The three-year performance period for performance shares granted to Company named executive officers in 2014 concluded on December 31, 2016. The performance goals for the 2014-2016 cycle were based on targets for return on invested capital (“ROIC”) and pre-tax adjusted earnings per share (“Pre-Tax Adjusted EPS”), weighted 60% for ROIC and 40% for Pre-Tax Adjusted EPS. For 2016, ROIC was below the minimum threshold of 3.99% and Pre-Tax Adjusted EPS was below minimum threshold of $0.99. Accordingly, no performance shares were earned under the 2014 awards, and the awards were forfeited by the recipients without payment.
Restricted Stock Granted in 2016
The restricted stock granted in 2016 was issued at no cost to the recipient and vests ratably over three years based on continued service by the recipient. In order to further enhance its retention value, the terms of the restricted stock allow the holder, subject to certain restrictions, to surrender a portion of the vested shares to the Company to cover any minimum tax withholding obligation. The grants of restricted stock provide that the holders of that restricted stock will be entitled to receive cash dividends declared and paid by the Company on the Company’s outstanding common shares only to the extent vested at the time of the dividend.
Stock Options Granted in 2017
In March 2017, the Compensation Committee approved the annual long-term equity incentive compensation awards to the Company's named executive officers for 2017. The awards were comprised of performance shares and restricted stock, similar to the awards granted in 2016, and of a special grant of performance-based stock options. The stock options vest depending on the Company’s performance for the three-year performance period ending December 31, 2019 compared to an average annual Gross Margin percentage target. Meeting or exceeding the target performance goal will result in vesting of the stock options, however the Compensation Committee retained discretion to reduce the amount vested if it deems appropriate, based on actual performance over the three-year period and progress towards the Company’s business transformation. The Compensation Committee approved these special grants of stock options to the named executive officers to further enhance their focus on meeting the goals of the transformation.
Retirement and Other Benefits
The Company maintains the plans described below to provide executives with the opportunity to address long-term financial and retirement planning with a degree of certainty and provide financial stability in the event the executives are impacted by unforeseeable factors that are beyond their control.
The Company maintains the Invacare Retirement Savings Plan, a qualified 401(k) defined contribution plan, for its eligible employees, to which the Company has the discretion to make matching and quarterly contributions on behalf of participants, including each of the named executive officers. The amounts of the contributions made by the Company to the Invacare Retirement Savings Plan on behalf of each named executive officer are set forth in a footnote to the Summary Compensation Table, and are consistent with the benefits provided to all other employees who participate in the plan up to the regulatory limits imposed on the plan for highly compensated employees.
The Company provides its highly compensated U.S. employees, including the named executive officers, with the opportunity to participate in the Deferred Compensation Plus Plan (“DC Plus Plan”), a non-qualified contributory savings plan, which allows the executives to defer compensation above the amount permitted to be contributed to the Invacare Retirement Savings Plan. Thus, the DC Plus Plan provides the executives with the opportunity to save additional pre-tax funds for retirement up to the amount that the executive otherwise would have been able to save under the Invacare Retirement Savings Plan but for the regulatory limits imposed on that plan for highly compensated employees. As a result, highly compensated employees are eligible to save for retirement at the same rate (based on percentage of compensation) as other employees. In addition to individual deferrals, the Company has the discretion to provide matching contributions and additional quarterly contributions for participating executives which are similar in

Executive Compensation

percentage to the Company contributions made to employees who participate in the Invacare Retirement Savings Plan. The amounts of the contributions made by the Company on behalf of each named executive officer to the DC Plus Plan are set forth in the Non-Qualified Deferred Compensation Table and a footnote to the Summary Compensation Table. The terms of the DC Plus Plan are further described following the Non-Qualified Deferred Compensation for Fiscal Year 2016 Table.
The Company also provides a Supplemental Executive Retirement Plan, or “SERP,” to named executive officers who were in their respective roles prior to 2011, to supplement other savings plans offered by the Company and to provide replacement compensation for the executive in retirement. The purpose of this plan is to provide for basic life and income security needs and recognize career contributions. The change in the present value of the accumulated benefit obligation to each named executive officer who participates in the SERP is set forth in the Summary Compensation Table. The present value of the aggregate accumulated benefit obligation to each named executive officer under the SERP is included in the Pension Benefits for Fiscal Year 2016 Table, and the terms of the SERP are further described following that table.
Effective July 1, 2011, the Compensation Committee, based on the recommendation of management, (1) reduced the discretionary quarterly contributions by the Company for all participants in the Invacare Retirement Savings Plan and DC Plus Plan from 4% to 1% of total cash compensation and (2) suspended the contributions by the Company for all participants in the SERP and reduced the interest accrual rate under the SERP from 6% to zero. The reductions will remain in effect indefinitely, until such time as the Company or, in the case of the SERP, the Compensation Committee determines to restore them. The Compensation Committee closed the SERP to new participants in 2011, so the only named executive officers participating in the SERP were Messrs. Gudbranson and LaPlaca, and Ms. Stumpp.
Perquisites and Other Personal Benefits
The Company provided named executive officers certain limited perquisites in 2016, which the Compensation Committee believes are reasonable, competitive and useful in attracting and retaining executives. They are not tied to individual or Company performance. The named executive officers do not receive any "gross-up" payments to cover the taxes associated with any perquisites. These include certain benefits provided to all eligible U.S.-based employees of the Company, such as medical, dental, life and disability insurance, and certain non-core benefits such as an annual physical exam and health screening. Perquisites are reported in the Summary Compensation Table.
Under Mr. Monaghan’s employment agreement, he is entitled to reimbursement of expenses (no greater than the cost of a refundable business class air ticket) related to his use of his personal airplane for Company business travel under certain circumstances. Mr. Monaghan did not use his personal aircraft in 2016 for Company business travel.
The Company maintains a death benefit only plan in which certain of the named executive officers participate, which is described in Other Potential Post-Employment Compensation.
Severance and Change of Control Benefits
Severance Benefits. The Company has entered into agreements with each of the named executive officers that provide for the payment of certain severance benefits upon terminations of employment other than terminations following a change of control of the Company. These agreements provide some level of income continuity should an executive’s employment be terminated without cause by the Company, or by the executive for good reason. These agreements are further described under Other Potential Post-Employment Compensation.
Change of Control Benefits. Each named executive officer also has entered into an agreement with the Company that provides for certain benefits generally payable in the event of a termination following a change of control of the Company. The Company believes that these agreements help retain executives and provide for management continuity in the event of an actual or threatened change of control. They also help to ensure that the interests of executives remain aligned with shareholders’ interests during a time when their continued employment may be in jeopardy. Finally, they provide some level of income continuity should an executive’s employment be terminated without cause following a change of control. The "double-trigger"

Executive Compensation

nature of the agreements provide for the payment and provision of certain benefits to the executives if there is a change of control of the Company and a termination of the executive’s employment with the surviving entity within two years (three years in the case of Messrs. Gudbranson and LaPlaca and Ms. Stumpp, which includes a one year retention benefit upon a change of control) after the change of control. These agreements are further described under Other Potential Post-Employment Compensation.
Equity Grant Practices and Other Policies
Equity Grant Practices
The Compensation Committee’s practice is to make annual grant determinations in March of each year, following the expected release of earnings for the prior fiscal year in late January or early February, without regard to whether the Company otherwise is in possession of material non-public information. Accordingly, the Company made its annual grant determinations for 2016 in March.
Equity-based grants also are made occasionally during the course of the year to new hires or to current employees in connection with a promotion or other special recognition. The terms of outstanding equity-based awards also may be amended by the Compensation Committee as part of a termination or retirement package offered to a departing employee. Any two of the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President of Human Resources may, subject to the approval and ratification of the Compensation Committee, grant equity-based awards to an employee, other than an executive officer, in connection with an offer of employment or promotion, and they may amend any outstanding equity-based grant made to an employee, other than an executive officer, in connection with a termination or retirement package, which amendments may include acceleration of vesting or extension of the employee’s exercise rights up to the final termination date, in the case of a stock option, or the final vesting date, in the case of restricted stock.
Equity Run Rate
In determining the total number of equity-based grants to be awarded each year, the Compensation Committee attempts to strike a reasonable balance between the benefits achieved by providing incentives to a wide range of key employees of the Company and the shareholder dilution that results from an equity incentive plan. While the Compensation Committee has not set a formal limit on the number of awards which may be granted in any year, over the past five years, the average annual “run rate” of equity awards granted by the Company was 2.1%. For these purposes, “run rate” is defined as the number of equity awards granted in a particular year compared to the total number of outstanding shares. As of December 31, 2016, the Company’s outstanding equity awards were 11.5% of total shares outstanding while shares available for future awards under the 2013 Equity Compensation Plan amounted to another 12.0% of total shares outstanding. The Compensation Committee believes that the percentage of equity awards outstanding is higher than desired but is principally attributable to the length of the vesting period for equity awards (three years, previously four years) and term of stock options when granted (10 years), and the exercise prices of a substantial portion of the outstanding stock options being above the Company’s stock price over the last several years, which has generally resulted in fewer stock options being exercised. As of December 31, 2016, there were 3,730,556 equity awards outstanding under the 2013 Equity Compensation Plan and its predecessor plans of which 1,730,707 or 46.4% were exercisable at prices higher than the market price of the Company’s common shares on that date.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines for its Directors, named executive officers and other executives for the purpose of aligning the interests of Directors and key executives with those of the shareholders of the Company. The guidelines also reinforce the primary reason for offering long-term compensation awards. Moreover, it holds those executives most responsible for creating shareholder value more accountable for that alignment than other employees.

Executive Compensation

Under the current guidelines of the stock ownership program, executives are expected to own shares equal in value to the following levels:

•	Chairman, President and CEO - five times base salary

•	CFO - two times base salary

•	Other Executive Officers - two times base salary
The number of shares required to be held by each executive is established by multiplying the applicable executive’s salary by the applicable multiple and dividing by the Company’s average daily stock price for the previous year. The number of shares required to be held by each non-employee Director is 7,500 shares. “Stock ownership” is defined to include shares held directly or indirectly by the Director or executive, all unvested restricted stock held by the Director or executive and 30% of the shares underlying unexercised stock options held by the Director or executive that are “in the money” by at least 20%.
Directors and executive officers are expected to reach their respective ownership levels under the stock ownership guidelines over five (5) years from their date of hire or promotion, and maintain that level of stock ownership afterward. All of the Directors and named executive officers have either met the guidelines or are pursuing goals to meet the guidelines.
Holding Period. The share ownership guidelines provide that Directors and executive officers subject to the guidelines are required to hold their “net shares” until they reach their applicable minimum ownership level, and once they reach the minimum level, they must hold their net shares from equity awards for at least one (1) year after such shares have vested, in the case of restricted stock awards, or have been acquired upon the exercise of stock options. “Net shares” means the difference between the actual shares awarded and any shares sold, surrendered or withheld to pay for taxes or to finance the cost of exercising a stock option.
Hedging and Pledging Prohibition
As part of its policy relating to the trading of Invacare securities by Company insiders, the Company prohibits insiders from hedging the economic risk of their ownership, pledging their shares, or trading in any interest or position relating to the future price of the Company securities, such as a put, call or short sale.
Policy Regarding Clawback of Incentive Compensation
If the Board of Directors or any appropriate Board committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take such actions as it deems necessary, in its discretion, to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Executive Incentive Bonus Plan provides that the Board may, to the extent permitted by applicable law, in appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (b) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may dismiss the participant, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
The Board of Directors, at the recommendation of the Compensation Committee, adopted a policy providing the Board of Directors with the discretion to recover any equity compensation awarded to a participant on or after January 1, 2008 if the Board of Directors or any appropriate committee has determined

Executive Compensation

that any fraud or intentional misconduct by the participant was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s).
Tax Implications - Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a public company’s chief executive officer and any of its four other highest paid executive officers is not deductible to the company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for “performance-based compensation” if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied.
To the extent practicable in view of its compensation philosophy, the Company seeks to structure its executive compensation to satisfy the requirements for the performance-based compensation exception under Section 162(m). Nevertheless, based upon the Company’s current compensation structure, the Compensation Committee believes that it is in the best interests of the Company and its shareholders for the Compensation Committee to retain flexibility in awarding discretionary incentive compensation that may not qualify for the exception for performance-based compensation. The Compensation Committee will continue to review and evaluate, as necessary, the impact of Section 162(m) on the Company and intends to make a determination with respect to this issue on an annual basis.
The Compensation Committee also considers the impact of Section 409A of the Internal Revenue Code, and the Company generally seeks to structure its compensation arrangements with its employees to comply with or qualify for an exemption from Section 409A to avoid possible adverse tax consequences that may result from noncompliance.
Risk Assessment
The Compensation Committee, with the assistance of the independent compensation consultant, conducted a risk assessment of the Company’s compensation policies and practices for its employees, including those related to the executive compensation programs discussed above. The Compensation Committee, in conducting the assessment, analyzed associated risks and considered mitigating factors. Based upon its review of the assessment and of the material developments in the Company’s compensation policies and practices since the assessment, the Compensation Committee believes that the Company’s compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Executive Compensation

Report of the Compensation and Management Development
Committee on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and in the Company's definitive proxy statement prepared in connection with its 2017 Annual Meeting of Shareholders.
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Baiju R. Shah, Chair
C. Martin Harris, M.D.
Michael J. Merriman

The above Report of the Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed with the Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. If this Report is incorporated by reference into the Company's Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

Executive Compensation

Summary Compensation Table
The following table presents the total compensation for the years indicated for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(3)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings ($)(4)	All Other Compen-sation ($)(5)		Total ($)
Matthew E. Monaghan	2016	765,000	(1)	—		3,107,953	168,300	—	50,368	(6)	4,091,621
Chairman, President and Chief Executive Officer	2015	562,500		—		2,390,778	562,500	—	114,867	(6)	3,630,645

Robert K. Gudbranson	2016	484,500	(1)	—		909,772	79,943	—	14,668	(7)	1,488,883
Senior Vice President, Chief Financial Officer and Treasurer	2015	543,750		—		1,206,161	454,688	—	13,353	(7)	2,217,952
	2014	562,018		—		845,491	—	—	24,493	(7)	1,432,002

Dean J. Childers	2016	387,600	(1)(2)	—		338,500	25,582	—	20,454	(8)	772,136
Senior Vice President and General Manager, North America	2015	241,276		100,000	(9)	652,410	253,340	—	24,965	(8)	1,271,991

Anthony C. LaPlaca	2016	396,780		—		409,292	65,469	—	14,398	(10)	885,939
Senior Vice President, General Counsel and Secretary	2015	389,000		—		325,596	291,750	—	13,018	(10)	1,019,364
	2014	370,422	(2)	—		246,615	—	—	25,414	(10)	642,451

Patricia A. Stumpp	2016	303,654		—		285,374	41,752	—	9,705	(11)	640,485
Senior Vice President - Human Resources	2015	297,700		—		253,662	186,063	—	8,162	(11)	745,587
	2014	287,553		—		198,495	—	—	21,883	(11)	507,931

Gordon Sutherland	2016	281,606	(1)	—		338,500	—	—	49,907	(12)	670,013
Former Senior Vice President and General Manager, Europe, Middle East & Africa	2015	414,747		—		325,596	228,111	—	80,672	(12)	1,049,126

(1)
The increases in salary amounts for Mr. Monaghan and Mr. Childers are primarily a result of their full year of employment with the Company in 2016, as they joined the Company in April and May of 2015, respectively. The decline in salary for Mr. Gudbranson is a result of serving as interim CEO from August 1, 2014 until March 31, 2015. The decline in salary for Mr. Sutherland in 2016, reflects his departure from the Company in August 2016.

(2)	Mr. Childers deferred $11,268 during 2016 and Mr. LaPlaca deferred $11,113 during 2014 into the DC Plus Plan.

(3)
The values reported in this column represent the aggregate grant date fair value, calculated in accordance with ASC 718, Compensation - Stock Compensation, of all restricted stock and performance share awards awarded to each officer during the fiscal year. The value of performance share awards was estimated, as of the grant date, assuming that achievement of the performance targets would be 150% of target; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems appropriate, based on the actual performance over the three-year period and progress towards the transformation. With respect to the amounts disclosed for Mr. Monaghan and Mr. Childers for 2015, $993,206 of Mr. Monaghan's amount and $221,210 of Mr. Childers' amount was attributable to inducement grants to attract them to join the Company. For a description of the assumptions made in computing the values reported in this column, see Equity Compensation in the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Executive Compensation

(4)
There were no changes in the present value of the accumulated benefit obligations to those named executive officers who participate in the SERP in 2016, 2015 or 2014. No above market or preferential earnings on nonqualified deferred compensation were earned by any named executive officer in 2016, 2015 or 2014.

(5)
Compensation reported in this column includes (i) the value of Company contributions made in each fiscal year on behalf of the officer to the Invacare Retirement Savings Plan or Swiss Retirement Plan (in the case of Mr. Sutherland) and the DC Plus Plan; (ii) in the case of Mr. Sutherland, amounts paid for health and disability insurance policies as well as housing and car allowances, (iii) in the case of Messrs. Monaghan and Childers, amounts for relocation and (iv) the incremental cost to the Company of perquisites provided by the Company, which include: an annual physical exam and health screening. Perquisites are valued on the basis of the aggregate incremental cost to the Company of providing the perquisite to the applicable officer.

(6)
Other compensation for Mr. Monaghan includes (i) in 2016, $33,705 paid by the Company for relocation, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $8,713 contributed by the Company to the DC Plus Plan and (ii) in 2015, $80,557 paid by the Company for relocation.

(7)
Other compensation for Mr. Gudbranson includes (i) in 2016, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $6,718 contributed by the Company to the DC Plus Plan;(ii) in 2015, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $3,475 contributed by the Company to the DC Plus Plan; and (iii) in 2014, $7,800 contributed by the Company to the Invacare Retirement Savings Plan and $2,213 contributed by the Company to the DC Plus Plan.

(8)
Other compensation for Mr. Childers includes (i) in 2016, $9,568 paid by the Company for relocation, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $2,936 contributed by the Company to the DC Plus Plan and (ii) in 2015, $24,015 paid by the Company for relocation and $950 contributed by the Company to the Invacare Retirement Savings Plan.

(9)	Amount received by Mr. Childers as an inducement bonus used to offset a required reimbursement to his prior employer.

(10)
Other compensation for Mr. LaPlaca includes (i) in 2016, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $4,216 contributed by the Company to the DC Plus Plan; (ii) in 2015, $7,950 contributed by the Company to the Invacare Retirement Savings Plan and $3,152 contributed by the Company to the DC Plus Plan; (iii) in 2014, $7,800 contributed by the Company to the Invacare Retirement Savings Plan and $3,395 contributed by the Company to the DC Plus Plan.

(11)
Other compensation for Ms. Stumpp includes (i) in 2016, $7,890 contributed by the Company to the Invacare Retirement Savings Plan and $1,815 contributed by the Company to the DC Plus Plan; (ii) in 2015, $7,886 contributed by the Company to the Invacare Retirement Savings Plan and $276 contributed by the Company to the DC Plus Plan; (iii) in 2014, $7,433 contributed by the Company to the Invacare Retirement Savings Plan and $425 contributed by the Company to the DC Plus Plan.

(12)
Other compensation for Mr. Sutherland includes (i) in 2016, $30,506 contributed by the Company to the Swiss Retirement Plan, $18,023 as a housing allowance and $1,378 as a car allowance and (ii) in 2015, $47,744 contributed by the Company to the Swiss Retirement Plan, $28,875 as a housing allowance, $2,887 for health and disability insurance and $1,166 as a car allowance.

Executive Compensation

Equity Compensation
Grants of Plan-Based Awards For Fiscal Year 2016
The following table shows, for the named executive officers, plan-based awards to those officers during 2016, including restricted stock and performance share awards, as well as other incentive plan awards under the Executive Incentive Bonus Plan.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres- hold (#)	Target (#)	Maxi-mum (#) (3)
Matthew E. Monaghan	3/3/2016	(1)							53,628	$12.82
	3/3/2016	(2)				1,258	125,868	188,802		$12.82
	3/3/2016	(4)	19,125	765,000	1,147,500

Robert K. Gudbranson	3/3/2016	(1)							22,274	$12.82
	3/3/2016	(2)				324	32,461	48,691		$12.82
	3/3/2016	(4)	9,084	363,375	545,063

Dean J. Childers	3/3/2016	(1)							5,868	$12.82
	3/3/2016	(2)				136	13,691	20,536		$12.82
	3/3/2016	(4)	7,268	290,700	436,050

Anthony C. LaPlaca	3/3/2016	(1)							11,390	$12.82
	3/3/2016	(2)				136	13,691	20,536		$12.82
	3/3/2016	(4)	7,440	297,585	446,378

Patricia A. Stumpp	3/3/2016	(1)							7,686	$12.82
	3/3/2016	(2)				97	9,716	14,574		$12.82
	3/3/2016	(4)	4,745	189,784	284,676

Gordon Sutherland	3/3/2016	(1)							5,868	$12.82
	3/3/2016	(2)				136	13,691	20,536		$12.82
	3/3/2016	(4)	2,181	218,099	327,148

(1)
Time-Based Restricted Shares granted pursuant to the Invacare Corporation 2013 Equity Compensation Plan (the “2013 Equity Plan”). These shares are scheduled to vest in one-third installments on each of May 15, 2017, May 15, 2018 and May 15, 2019, respectively.

(2)
Performance Share Awards granted under the 2013 Equity Plan. These performance shares are scheduled to vest on December 31, 2018 based on and subject to achieving performance targets. See the Long-Term Incentive Compensation discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

(3)
Meeting or exceeding the initial performance goal will fund the performance share awards at 150% of target which is reflected as the maximum number of shares which could be earned; however, the Compensation Committee retained discretion to reduce payouts under the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation.

(4)
On March 3, 2016, the Compensation Committee established performance goals under the Executive Incentive Bonus Plan for the purpose of providing financial incentives for 2016 to certain key employees, including the named executive officers. See the Annual Cash Incentive discussion in Compensation Discussion and Analysis above for a description of the terms of these awards.

Executive Compensation

Restricted Stock and Performance Share Awards
Each restricted stock and performance share award set forth in the above table was awarded under the 2013 Equity Plan. Under the 2013 Equity Plan and the performance share and restricted stock award agreements entered into in connection with the awards, the Compensation Committee may make certain adjustments to the awards and the awards may be terminated or amended, as further described below.
Vesting. Shares of restricted stock granted in 2016 generally are scheduled to vest in one-third increments over a three-year period on each of May 15, 2017, 2018 and 2019. Shares of restricted stock granted in 2015 generally are scheduled to vest in one-third increments over a three-year period on each of May 15, 2016, 2017 and 2018. Certain awards granted in 2015 are scheduled to vest in full on May 15, 2018 after a three-year "cliff" vesting. Shares of restricted stock granted in 2014 generally are scheduled to vest in full after a three-year "cliff" vesting period. Shares of restricted stock granted prior to 2014 generally are scheduled to vest in 25% increments over a four-year period. If the recipient’s employment terminates for any reason other than the recipient’s death, then he or she will forfeit the unvested restricted shares. If the recipient dies during the vesting period, then his or her estate (or designated beneficiary) will become vested in a prorated amount of restricted shares.
Performance shares generally vest after a three-year performance period, based on the level of achievement of predetermined performance goals. The performance shares granted in 2016 may be earned in a range between 0% and 150% of the number of shares specified in the applicable award agreement, depending on the Company’s performance for the performance period compared to the initial performance goal. Meeting or exceeding the initial performance goal will fund the performance share awards at 150% of target, however the Compensation Committee retained discretion to reduce the awards if it deems it to be appropriate, based on actual performance over the three-year period and progress towards the transformation. The Compensation Committee determined to take this approach due to the difficulty of setting reasonable but challenging performance goals in the early stages of the Company’s business transformation. Performance goals for performance shares granted in 2016 are based on gross margin percentage. Performance goals for performance shares granted in 2015 are based on pre-tax adjusted earnings per share. Performance goals for performance shares granted in 2014 are based on return on invested capital and pre-tax adjusted earnings per share. Recipients may be entitled to a prorated number of shares, based on actual performance, if their employment terminates during the performance period due to death, disability or retirement.
Dividends and Dividend Equivalents. Recipients are not entitled to receive any dividends that are paid with respect to the Company’s common shares prior to the vesting of their restricted stock or performance shares. Following the vesting of the restricted stock or performance shares, the recipient will become entitled to any dividends that are paid with respect to the vested portion of the shares underlying their restricted stock or performance shares after the applicable vesting date.
Adjustments. In the event of a recapitalization, stock dividend, stock split, reverse stock split, distribution to shareholders (other than cash dividends), or a similar transaction, the Compensation Committee will adjust, in any manner that it deems equitable, the number and class of shares that may be issued under the 2013 Equity Plan and the number and class of shares applicable to outstanding awards.
Termination of Awards. The Compensation Committee may cancel any awards if, without the Company's prior written consent, the participant (1) renders services for an organization, or engages in a business, that is (in the judgment of the Compensation Committee) in competition with the Company, or (2) discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential information relating to the Company.
Amendment of Awards. The Compensation Committee may, generally, amend the terms of any award under the 2013 Equity Plan, including to waive, in whole or in part, any restrictions or conditions applicable to, or to accelerate the vesting of, any award. This authority is subject to certain restrictions. In particular, the Compensation Committee may not amend an award in a manner that impairs the rights of any participant without his or her consent, or to reprice any stock options or stock appreciation rights at a

Executive Compensation

lower exercise price, unless in accordance with an adjustment in the context of certain corporate transactions described above.
In the event of a change of control of the Company (as defined under the 2013 Equity Plan), the restricted shares and performance shares will continue under their original vesting or performance schedule if the awards are assumed or replaced by the new entity. If, however, the awards are not assumed by the new entity, then, upon the change of control, the restricted stock will fully vest and the performance shares will vest as if a target level of performance was achieved. If the recipient’s employment is terminated without cause or by the recipient for good reason (as both terms are defined in the 2013 Equity Plan) following a change of control, then he or she will fully vest in the restricted shares and vest in the target number of performance shares.
Clawback. If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the 2013 Equity Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require forfeiture of any equity compensation awarded to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount awarded was calculated, or the vesting of the award was, based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount or vesting of the equity compensation award that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant's employment, authorize legal action, or take such other action to enforce the participant's obligations to the Company as the Board may deem appropriate in view of all the facts surrounding the particular case.
2013 Equity Compensation Plan
The Invacare Corporation 2013 Equity Compensation Plan, which was amended in May 2015, is referred to in this proxy statement as the “2013 Equity Plan”. The 2013 Equity Plan is the Company’s shareholder-approved equity compensation plan, and is the successor to the Company’s 2003 Performance Plan, which expired in 2013. Under the 2013 Equity Plan, Directors and employees of the Company and its affiliates may be granted the following types of awards with respect to the Company’s common shares: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, and performance shares. The maximum number of Company common shares, without par value, available for issuance under the 2013 Equity Plan will not exceed the sum of the following: 3,800,000 shares, plus any shares covered by an award under the 2013 Equity Plan or the Company’s expired 2003 Performance Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award. As of December 31, 2016, there were 3,891,121 shares available for issuance under the 2013 Equity Plan and 2,533,755 shares covered by outstanding awards under the 2003 Plan.
Executive Incentive Bonus Plan
The Executive Incentive Bonus Plan was approved and adopted by the shareholders of the Company on May 25, 2005, and was reapproved by the shareholders of the Company on May 20, 2010 and again on May 14, 2015. See the Compensation Discussion and Analysis for a discussion of awards under the Executive Incentive Bonus Plan during 2016.
Purpose. The Executive Incentive Bonus Plan is intended to provide an incentive to the Company’s executive officers to improve the Company’s inherent value, operating results and to enable the Company to recruit and retain key officers by making the Company’s overall compensation program competitive with compensation programs of other companies with which the Company competes for executive talent.

Executive Compensation

Administration. The plan is administered by the Compensation Committee, which generally has the authority to determine the manner in which the Executive Incentive Bonus Plan will operate, to interpret the provisions of the plan and to make all determinations under the plan.
Eligibility and Participation. All officers of the Company are eligible to be selected to participate in the Executive Incentive Bonus Plan. The Compensation Committee has the discretion to select those officers who will participate in the plan in any given year. A participant must be employed by the Company on the payment date in order to receive a bonus payment under the Executive Incentive Bonus Plan, unless the officer’s employment is terminated prior to the payment date as a result of death, disability, or retirement, in which case the officer may receive a prorated payment. In 2016, there were five participants in the Executive Incentive Bonus Plan, including the named executive officers.
Awards under the Executive Incentive Bonus Plan. Awards under the plan are designed to ensure that the compensation of the Company’s officers is commensurate with their responsibilities and contribution to the success of the Company based on market levels indicated by compensation data obtained from time to time by the Company or the independent consultant engaged by the Compensation Committee. For each calendar year or other predetermined performance period, the Compensation Committee will establish a target bonus for each eligible officer, which is payable based on the level(s) of achievement of a specified performance goal(s) for the performance period.
Performance Goals. The performance goal(s) for each performance period will provide for a targeted level or levels of performance using one or more of the following predetermined measurements: return on equity; earnings per share; net income; pre-tax income; operating income; revenue; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow; free cash flow; economic profit; total earnings; earnings growth; return on capital; operating measures (including, but not limited to, operating margin and/or operating costs); return on assets; return on net assets; return on capital; return on invested capital; increase in the fair market value of the shares; or total shareholder return. For 2016, the bonus award was based upon satisfaction of established bonus targets described in the section entitled Compensation Discussion and Analysis.
The performance goal for a performance period is established in writing by the Compensation Committee on or before the latest date permissible to enable the bonus award to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). During this same time period, the Compensation Committee may adjust or modify the calculation of a performance goal for the performance period in order to prevent the dilution or enlargement of the rights of participants (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions; and (3) in view of the Compensation Committee’s assessment of the Company’s business strategy, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant by the Compensation Committee. However, to the extent any adjustment would cause a bonus award to fail to qualify for the exemption for performance-based compensation under Section 162(m), then the adjustment will apply only to participants who are not Covered Employees. The Compensation Committee may establish various levels of bonus depending upon relative performance toward a performance goal.
The target bonus payable to any officer for a performance period is a specified percentage of the officer’s compensation for the performance period, but in no event will the bonus payable to any officer for a performance period exceed $5,000,000. This maximum bonus amount was set in part to permit the Executive Incentive Bonus Plan to accommodate continued growth of the Company and also to comply with the requirements of Section 162(m).
In the event of a change in control of the Company, the amount payable to each eligible participant in the plan at the time of such change in control would be equal to the greater of (1) the target bonus that would have been paid if the performance goal for the calendar year in which the change in control occurs had been achieved, or (2) the bonus that would have been paid to the participant if the performance goal that was

Executive Compensation

actually achieved during the portion of the calendar year which occurs prior to the change in control is annualized for the entire calendar year.
Clawback. If the Board of Directors or any appropriate committee has determined that any fraud or intentional misconduct by a participant in the Executive Incentive Bonus Plan was a significant contributing factor to the Company having to restate all or a portion of its financial statement(s), the Board or committee may take, in its discretion, such actions as it deems necessary to remedy the misconduct and prevent its recurrence. In determining what remedies to pursue, the Board or committee will take into account all relevant factors, including whether the restatement was the result of fraud or intentional misconduct. The Board may, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to the participant for any fiscal period commencing on or after January 1, 2008 if and to the extent that (1) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement, (2) the participant engaged in any fraud or intentional misconduct that significantly contributed to the need for the restatement, and (3) the amount of the bonus or incentive compensation that would have been awarded to the participant had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the Board may terminate the participant’s employment, authorize legal action, or take such other action to enforce the participant’s obligations to the Company as it may deem appropriate in view of all the facts surrounding the particular case.
Amendment and Termination. The Company reserves the right, exercisable by the Compensation Committee, to amend the Executive Incentive Bonus Plan at any time and in any respect, or to terminate the plan in whole or in part at any time and for any reason. Amendments will be subject to the approval of the Company’s shareholders in such manner and with such frequency as is required under Section 162(m).
Outstanding Equity Awards at December 31, 2016
The following table shows, for the named executive officers, outstanding equity awards held by such officers at December 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Matthew E. Monaghan						34,846	(1)	454,740
									500	(2)	6,525
						22,053	(3)	287,792
									14	(2)	183
						53,628	(4)	699,845
									188,802	(5)	2,463,866
Robert K. Gudbranson	27,500			22.38	04/01/18
	22,300			25.79	08/20/18
	30,500			20.48	08/19/19
	22,000			25.24	08/18/20
	22,000			24.45	09/02/21
	30,000			13.37	08/14/22
	22,500	7,500	(6)	14.49	03/18/23
						1,450	(7)	18,923
						8,900	(8)	116,145
						4,261	(9)	55,606
						14,666	(1)	191,391
									220	(2)	2,871
						19,603	(3)	255,819
									48,691	(5)	635,418
						22,274	(4)	290,676

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)
Dean J. Childers						7,333	(1)	95,696
						20,000	(3)	261,000
									20,536	(5)	267,995
						5,868	(4)	76,577

Anthony C. LaPlaca	20,000			16.55	10/28/18
	16,500			20.48	08/19/19
	12,000			25.24	08/18/20
	11,200			24.45	09/02/21
	13,500			13.37	08/14/22
						750	(7)	9,788
	10,125	3,375	(6)	14.49	03/18/23
						3,700	(8)	48,285
						5,733	(1)	74,816
									86	(2)	1,122
									20,536	(5)	267,995
						11,390	(4)	148,640

Patricia A. Stumpp	3,200			23.71	8/22/2017
	4,700			25.79	8/20/2018
	6,000			20.48	8/19/2019
	10,000			21.27	9/2/2019
	12,000			25.24	8/18/2020
						750	(7)	9,788
	11,200			24.45	9/2/2021
						3,000	(8)	39,150
	20,600			13.37	8/14/2022
						4,467	(1)	58,294
									67	(2)	874
	15,450	5,150	(6)	14.49	3/18/2023
						7,686	(4)	100,302
									14,574	(5)	190,191

Gordon Sutherland (10)

(1)	The restricted share award vests in equal annual installments over three years with first vesting on May 15, 2016.

(2)
The performance share award has a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined at the end of the performance period, December 31, 2017. The number of shares disclosed is based on achievement of 1% of target; and, in accordance with Item 402(f)(2) of Regulation S-K, the market value as of December 31, 2016 is based on the achievement of threshold performance, assuming a payout of 1% of the target number of shares.

(3)	The restricted share award vests in full on May 15, 2018 after a three-year "cliff" vesting period.

(4)	The restricted share award vests in equal annual installments over three years with first vesting on May 15, 2017.

(5)
The performance share award has a three-year performance period with payout based on achievement of certain performance goals. The number of shares earned will be determined at the end of the performance period, December 31, 2018. The number of shares disclosed is based on achievement

Executive Compensation

of 150% of target; and, in accordance with Item 402(f)(2) of Regulation S-K, the market value as of December 31, 2016 is based on the achievement of threshold performance, assuming a payout of 150% of the target number of shares, as threshold performance is equal to maximum performance. See description of Performance Shares Granted in 2016 in "Long-Term Incentive Compensation (Equity)" of "Fiscal Year 2016 Compensation."

(6)	The stock option award becomes exercisable in equal annual installments over four years with first vesting on March 31, 2014.

(7)	The restricted share award vests in equal annual installments over four years with first vesting on May 15, 2014.

(8)	The restricted share award vests in full on May 15, 2017 after a three-year "cliff" vesting period.

(9)	The restricted share award vests 50% on November 15, 2015 and 25% on November 15, 2016 and November 15, 2017, respectively.

(10)	There were no equity awards outstanding for Gordon Sutherland as of December 31, 2016.
Option Exercises and Stock Vested During Fiscal Year 2016
The following table shows, for the named executive officers, information regarding each exercise of a stock option and each vesting of restricted stock during 2016.

	Stock Awards
Name	Exercise Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew E. Monaghan	05/15/16	17,428	180,903

Robert K. Gudbranson	05/15/16	1,450	15,051
	05/15/16	7,334	76,127
	11/15/16	1,450	17,255
	11/15/16	4,260	50,694

Dean J. Childers	05/15/16	3,667	38,063

Anthony C. LaPlaca	05/15/16	750	7,785
	05/15/16	2,867	29,759
	11/15/16	750	8,925

Patricia A. Stumpp	05/15/16	750	7,785
	11/15/16	2,233	23,179
	11/15/16	750	8,925

Gordon Sutherland	05/15/16	2,867	29,759
Pension Benefits for Fiscal Year 2016
The following table presents certain information with respect to the SERP at December 31, 2016 for each of the named executive officers who participate in the SERP.

Name	Plan Name (1)	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Robert K. Gudbranson	SERP	13	(3)	736,065	—
Anthony C. LaPlaca	SERP	8		448,961	—
Patricia A. Stumpp	SERP	7		152,406	—

Executive Compensation

(1)
The SERP is the Company's Supplemental Executive Retirement Plan, as amended and restated into a cash balance plan which is intended to work in tandem with the original plan to operate effectively as one plan, as further described below under Supplemental Executive Retirement Plan (collectively, the “SERP”).

(2)
This column presents the actuarial present value of each officer's accumulated benefit under the SERP, computed as of the same pension plan measurement date used for financial statement reporting purposes. For purposes of this calculation, named executive officers are assumed to have worked until their normal retirement age as defined in the SERP, which is the attainment of age 65.

(3)	In consideration of his rejoining the Company in 2008, Mr. Gudbranson was credited with five years of service under the SERP.
Supplemental Executive Retirement Plan
In 1995, the Company established the Supplemental Executive Retirement Plan for certain executive officers to supplement other savings plans offered by the Company to provide a specific level of replacement compensation for retirement. In order to comply with Section 409A of the Code, the Supplemental Executive Retirement Plan was amended and restated, effective as of December 31, 2008, as the Invacare Corporation Cash Balance Supplemental Executive Retirement Plan, which is referred to in this proxy statement as the “SERP.”
Prior to amendment, the SERP provided for an annual benefit equal to 50% of a participant's annual base salary and target bonus on the April 1 immediately preceding or coincident with the date of termination. The benefit was reduced if the participant had less than 15 years of service with the Company. As amended, the SERP provides a benefit stated as a hypothetical account balance. Current participants, who were participants in the SERP prior to amendment, receive annual credits in the amount and for a maximum number of years as specified in their participation agreements. For such participants, the annual credits, together with annual interest credits, were structured with the intent to result in a benefit at normal retirement age that is substantially equivalent to the benefit that would have been provided at normal retirement age under the SERP prior to amendment. Future participants would receive annual credits that are a specified percentage (ranging from 8% to 35%, based on age at date of entry) of their annual base salary and target bonus for each year of employment, plus annual interest credits. The annual credits for such participants would not be made for any year in which the participant's account balance at June 30 is equal to or greater than 3.65 times that year's base salary and target bonus. Effective July 1, 2011, the Compensation Committee suspended the contributions by the Company to the SERP and closed the plan to new participants (see Compensation Discussion and Analysis).
Normal retirement age is age 65 or attainment of age 62 with 15 years of service with the Company. Annual interest credits at the established interest crediting rate would continue as long as the participant retains an account under the SERP. The interest crediting rate was initially set at 6% per year, compounded annually, and may be changed from time to time by the Compensation Committee. Effective July 1, 2011, the Compensation Committee reduced the interest crediting rate to 0% (see Compensation Discussion and Analysis). A participant will vest in his or her benefit in 20% increments over 5 years; however, payment of a participant's benefit generally will be made no earlier than normal retirement age, even if a participant terminates employment with a vested benefit prior to reaching normal retirement age. Also, retirement benefits generally are delayed until at least the later of the seventh month or the January after termination of employment. Upon entry into the SERP, a participant can make an election to receive his or her benefit, when it is ultimately paid, either in the form of a lump sum payment or in annual installments over a period not to exceed 25 years.
Notwithstanding the foregoing, if a participant's employment is terminated within two years following a “change of control” (as such term is defined in the SERP), the participant's account will become fully vested. In addition, his or her account will be credited with such additional amount to the extent necessary to bring the balance of the account to an amount equal to 3.65 times the greater of base salary plus target bonus for the year of termination or the preceding year, discounted from normal retirement age to the date of termination of employment (if earlier) at an interest crediting rate of 6% compounded annually. Payment of

Executive Compensation

the benefit to such participant shall be made six months after termination of employment. Furthermore, if a participant dies prior to distribution of his or her benefits, a lump sum payment of the greater of his account balance or his base salary and target bonus at the time of death will be paid to his beneficiary within 30 days after death. If a participant's employment is terminated by reason of “disability” (as defined in the SERP), the participant will be entitled to an enhanced retirement benefit of not less than 3.65 times base salary plus target bonus, prorated for less than 15 years of service.
The SERP is a nonqualified plan and, thus, the benefits accrued under this plan would be subject to the claims of the Company's general creditors if the Company were to file for bankruptcy. The benefits will be paid (1) from an irrevocable grantor trust which has been partially funded from the Company's general funds or (2) directly from the Company's general funds.
Nonqualified Deferred Compensation for Fiscal Year 2016
The following table presents information for each of the named executive officers regarding contributions, earnings, withdrawals and balances under the DC Plus Plan at December 31, 2016.

Name	Executive Contributions in 2016 ($)(1)	Company Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)(4)
Matthew E. Monaghan	—	8,713	3	—	8,716
Robert K. Gudbranson	—	6,718	30	—	64,983
Dean J. Childers	11,628	2,936	1,508	—	16,072
Anthony C. LaPlaca	—	4,216	42,548	—	572,634
Patricia A. Stumpp	—	1,815	2,959	—	46,550
Gordon Sutherland	—	—	—	—	—

(1)
The amounts reported in this column represent the portion of the officer's salary and/or bonus, as reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table, that was deferred into the plan.

(2)	The amounts reported in this column have been included in the “All Other Compensation” column of the Summary Compensation Table, as described in footnotes to that table.

(3)
No portion of the amounts reported in this column that represent accrued interest has been included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table, since none of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan. Please see the discussion below under DC Plus Plan for a description of how earnings under the plan are calculated.

(4)
Other than Company contributions (and the earnings thereon) made by the Company on behalf of each named executive officer, the account balances shown in this column are solely attributable to deferrals by the named executive officers of previously earned compensation and the earnings on these amounts.

DC Plus Plan
The DC Plus Plan is a non-qualified contributory savings plan for highly compensated employees. The program is offered to allow participants to defer compensation above the amount allowed in the Invacare Retirement Savings Plan, the Company's qualified retirement plan, and to provide participants with additional pre-tax savings opportunities. The DC Plus Plan was adopted, effective January 1, 2005, in order to address the requirements of Section 409A of the Code.
The DC Plus Plan allows participants to defer all or any portion of their annual cash bonus compensation and up to 50% of their salary into the plan. The Company has the discretion to provide matching contribution credits on amounts deferred, in accordance with the matching contribution percentage formula provided under the Retirement Savings Plan. The Company also has the discretion to provide for quarterly contribution

Executive Compensation

credits on amounts of compensation in excess of the qualified plan compensation limit, in accordance with the quarterly contribution formula under the Retirement Savings Plan. For 2016, if the participant deferred at least 3% of compensation to the DC Plus Plan, the match was 2% of compensation deferred under the DC Plus Plan. During 2016, quarterly contributions were 1% of compensation in excess of the qualified plan compensation limit, without regard to the amount of deferrals made under the DC Plus Plan (see Compensation Discussion and Analysis).
Participants may allocate contributions among an array of funds representing a full range of risk/return profiles, including Company common shares reflected in phantom share units. Employee deferrals and contributions by the Company for the benefit of each employee are credited with earnings, gains or losses based on the performance of investment funds selected by the employee. Earnings under the DC Plus Plan in 2016 were based on the following funds, which had the following annual returns in 2016: Dodge & Cox Balanced, 15.28%; Dodge & Cox International Stock, 5.67%; Federated Total Return Bon Instl, 4.45%; Fidelity Diversified International K, -3.6%; Fidelity Growth Company, 6.01%; Fidelity Low Priced Stock, 8.79%; Fidelity 500 Index Instl, 11.93%; Fidelity Retirement Government Money Market II, 0.05%; Harbor Small Cap Growth I, 6.14%; Harbor Small Cap Value Instl, 20.98%; Vanguard Inflation-Protected Securities Inv, 4.69%; Vanguard REIT Index Adm, 3.64%; Vanguard Target Retirement 2010 Inv, 4.38%; Vanguard Target Retirement 2015 Inv, 5.06%; Vanguard Target Retirement 2020 Inv, 5.64%; Vanguard Target Retirement 2025 Inv, 6.02%; Vanguard Target Retirement 2030 Inv, 6.28%; Vanguard Target Retirement 2035 Inv, 6.53%; Vanguard Target Retirement 2040 Inv, 6.85%; Vanguard Target Retirement 2045 Inv, 6.97%; Vanguard Target Retirement 2050 Inv, 6.95%; Vanguard Target Retirement 2055 Inv, 6.94%; Vanguard Target Retirement 2060 Inv, 6.91%; Vanguard Target Retirement Income Inv, 4.35%; and Vanguard Windsor II Adm, 11.69%. This array of funds is comparable to the array of funds offered for investment under the Invacare Retirement Savings Plan. Participants do not have any direct interest in or ownership of the funds. Participants' contributions are always 100% vested and employer contributions vest according to a five-year graduated scale.
Distributions under the DC Plus Plan may be made only upon termination of the participant's employment, death, or hardship, or at the time specified by the participant at the time of deferral in accordance with the terms of the plan. All distributions under the DC Plus Plan are in the form of cash. Distributions due to termination of employment are made within 90 days after termination of employment (or the seventh month after termination of employment in the case of key employees (as that term is defined in the Code)). Distributions are paid in the form of a lump sum, except that a participant may elect to have payment made in annual installments over a period of up to 15 years if termination occurs after retirement age (age 55 with 10 years of service) and the account is over a minimum amount. Elections to participate in the DC Plus Plan must be made by the employee in accordance with the requirements of the plan and applicable law.
Other Potential Post-Employment Compensation
Severance and Change of Control Benefits
Upon termination of employment for certain reasons (other than a termination following a change of control of the Company) severance benefits may be paid to certain of the named executive officers.
Severance Arrangements
Agreement with Mr. Monaghan. On January 21, 2015, the Company entered into an employment agreement with Mr. Monaghan (the “Monaghan Employment Agreement”). Under the Monaghan Employment Agreement, in the event the Company terminates Mr. Monaghan’s employment without “cause” (as defined in the Monaghan Employment Agreement) or if he resigns for “good reason” (as defined in the Monaghan Employment Agreement), then, conditioned upon him signing a release of claims, he will be entitled to a severance benefit in an amount equal to 24 months of his base salary and, for the year in which his employment ceases, a pro-rated portion of his target bonus in effect at the time. Additionally, upon such termination, the Company would provide Mr. Monaghan with executive outplacement services and continue to reimburse Mr. Monaghan for his COBRA health insurance premiums during the first 12 months of his separation, or until he finds other employment, whichever comes first.

Executive Compensation

In accordance with the terms described above, assuming that the employment of Mr. Monaghan was terminated by the Company without cause as of December 31, 2016, and assuming that Mr. Monaghan was not entitled to benefits under his change of control agreement, Mr. Monaghan would have been entitled to receive $1,530,000 in respect of the continuation of his current base salary for two years and $765,000 in respect of his target bonus for the year. He also would have been entitled to receive approximately $15,507 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.
Agreement with Mr. Gudbranson. On July 23, 2014, the Company entered into an employment agreement with Mr. Gudbranson (the "Gudbranson Employment Agreement") that provides Mr. Gudbranson with the following severance protection terms (and replaced the severance protection rights under his original offer letter agreement with the Company):
If Mr. Gudbranson was terminated without cause or resigned for good reason on December 31, 2016, he would have been entitled to receive a total of $726,750 in respect of his salary continuation, $363,375 in respect of his target bonus for the year and $55,606 of potential value as a result of the acceleration of vesting of his August 1, 2014 restricted stock award, based on the closing price of the Company’s common shares of $13.05 on December 31, 2015.
Agreement with Mr. LaPlaca. The Company entered into an offer letter agreement with Mr. LaPlaca in connection with his employment in April 2008 which provides that, upon a termination of employment by the Company other than for cause, Mr. LaPlaca will be entitled to continuation of his then-applicable base salary for one year, to receive a pro rata portion of his target bonus for the year in which his employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as Mr. LaPlaca obtains employment that provides such coverage.
In accordance with the terms described above, assuming that the employment of Mr. LaPlaca was terminated by the Company other than for cause as of December 31, 2016, and assuming that Mr. LaPlaca was not entitled to benefits under his change of control agreement, Mr. LaPlaca would have been entitled to receive $396,780 in respect of the continuation of his current base salary for one year and $297,585 in respect of his target bonus for the year. He also would have been entitled to receive approximately $16,406 for reimbursement of his COBRA health insurance premiums for 12 months following his termination.
Agreement with Mr. Childers. The Company entered into an offer letter agreement with Mr. Childers in connection with his employment in May 2015 which provides that, upon a termination of employment by the Company other than for “cause” (as defined in Mr. Childers’ offer letter agreement), Mr. Childers will be entitled to a severance benefit in the amount equal to six months of his base salary in effect at the time of termination.
In accordance with the terms described above, assuming that the employment of Mr. Childers was terminated by the Company other than for cause as of December 31, 2016, and assuming that Mr. Childers was not entitled to benefits under his change of control agreement, Mr. Childers would have been entitled to receive $193,800.
Agreement with Ms. Stumpp. The Company entered into an agreement with Ms. Stumpp in connection with her employment in September 2009 which provides that, upon a termination of employment by the Company other than for cause, Ms. Stumpp will be entitled to continuation of her then-applicable base salary for one year, to receive a pro rata portion of her target bonus for the year in which her employment ends based on the date of termination, and to continuation of health insurance benefits until the earlier of the end of the severance period or such time as Ms. Stumpp obtains employment that provides such coverage.
In accordance with the terms described above, assuming that the employment of Ms. Stumpp was terminated by the Company other than for cause as of December 31, 2016, and assuming that Ms. Stumpp was not entitled to benefits under her change of control agreement, Ms. Stumpp would have been entitled to receive $303,654 in respect of the continuation of her current base salary for one year and $189,784 in respect of her target bonus for the year. She also would have been entitled to receive approximately $16,417 for reimbursement of her COBRA health insurance premiums for 12 months following his termination.

Executive Compensation

Technical Information and Non-Competition Agreements
The Company also has entered into technical information and non-competition agreements with each of the named executive officers, except Mr. Sutherland, which contain provisions requiring each executive to maintain the confidentiality of non-public Company information during and after his employment and to assign to the Company any rights that he or she may have in any intellectual property developed in the course of his employment. The agreements also contain provisions which restrict each executive's ability to engage in any business that is competitive with the Company's business, or to solicit Company employees, customers or suppliers for a period of two years following the date of termination of his employment.
Change of Control Agreements
The Company has entered into change of control agreements with its executive officers, including each of the named executive officers. The change of control agreements continue through December 31 of each year and are automatically extended in one-year increments unless the Company gives prior notice of termination at least one year in advance. These agreements are intended to ensure the continuity of management and the continued dedication of the executives during any period of uncertainty caused by the possible threat of a takeover. Except for certain benefits under the agreements with Messrs. Gudbranson and LaPlaca and Ms. Stumpp described below, the Company's change of control agreements are so-called “double trigger” agreements in that they do not provide for benefits unless there is both a change of control of the Company and an executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within two years after the change in control, or, in the case of Messrs. Gudbranson and LaPlaca, within three years after the change of control.
Agreements with Messrs. Monaghan and Childers. If there is a change of control of the Company and any is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the two-year period following a change of control under the conditions set forth in the agreement, each of them will receive the following:

•
a lump sum amount equal to two times the sum of his (a) his highest annual base salary paid by the Company since the effective date of the agreement; and (y) the average of the annual bonuses earned by him with respect to the three fiscal years preceding the change of control;

•	a lump sum amount equal to 24 times the current monthly COBRA premium rate in effect as of the termination date;

•	immediate vesting of his rights under the DC Plus Plan;

•	accelerated vesting of all outstanding unvested stock options and restricted stock; and

•	accelerated vesting of all outstanding performance share awards, as if all applicable performance goals had been achieved at their target levels as of the termination date.
The agreements further provide for accelerated vesting of stock options, restricted stock and performance share awards upon a change of control, if the awards are not assumed by the acquiring company in the change of control. The Company’s 2013 Equity Compensation Plan provides for the accelerated vesting of these awards; however, under the change of control agreements, each of them would receive the accelerated vesting to the extent it is not otherwise provided for under the plan at the time of the change of control. The agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the agreements generally provide that they will automatically terminate upon a termination of employment prior to a change of control. However, if Mr. Monaghan or Mr. Childers is involuntarily terminated or terminates employment for good reason within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, he would be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.
The change of control agreements with Messrs. Monaghan and Childers also contain a so-called “best pay” provision which provides that if any payment or benefit the executive would receive under the agreement,

Executive Compensation

when combined with any other payment or benefit executive receives in connection with the termination of employment, would, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment will be either (i) the full amount of such payment or (ii) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the payment being subject to the excise tax, whichever of the foregoing amounts results in the executive’s receipt of a greater amount, on an after-tax basis.
Agreements with Messrs. Gudbranson and LaPlaca and Ms. Stumpp. Under the agreements with Messrs. Gudbranson and LaPlaca and Ms. Stumpp, in the event that there is a change of control of the Company (as defined in the agreement), then on the first anniversary of the change of control, each of them (a) who is still employed by the Company, (b) whose employment was involuntarily terminated after the change of control for any reason other than cause (as defined in the agreement), death or disability, or (c) who terminated employment for good reason (as defined in the agreement), is entitled to receive a payment equal to the sum of (x) the highest annual base salary paid by the Company to the executive since the effective date of the agreement; and (y) the higher of the executive's target bonus in the year in which the change of control occurs or the target bonus in the preceding year (such sum being hereinafter referred to as “Base Compensation”).
In addition, if the executive is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) at any time during the three-year period following a change of control under the conditions set forth in the agreements, the executive will receive, in addition to accrued but unpaid salary, bonus and vacation pay, the following:

•	a lump sum amount equal to two times the executive's Base Compensation;

•
a lump sum amount equal to three times the greatest contribution made by the Company to each of the Invacare Retirement Savings Plan and the DC Plus Plan on behalf of the executive for any year in the three years prior to the change of control, as well as a lump sum payment equal to the unvested portion of the executive's account under the Invacare Retirement Savings Plan;

•
a lump sum amount equal to the sum of the contributions and interest that were scheduled under such executive's participation agreement under the SERP to be added to the executive's account under the SERP during the three-year period immediately following the date of termination of employment if the executive had continued to be employed by the Company for three years after termination of employment;

•
continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years after termination of employment; and

•	a lump sum payment as necessary to “gross up,” on an after-tax basis, the executive's compensation for all excise taxes and any penalties and interest imposed by Sections 4999 and 409A of the Code.
The Company’s 2003 Performance Plan provides for accelerated vesting of all outstanding unvested stock options and restricted stock upon a change of control. The DC Plus Plan provides for immediate vesting of the executive’s rights under the plan upon a change of control. The 2013 Equity Compensation Plan provides for accelerated vesting of outstanding unvested stock options, restricted stock and performance shares if the executive’s employment is terminated without cause or by the executive for good reason within two years after a change of control, unless awards granted under the plan are not assumed by the acquiring company, in which case the vesting of all outstanding awards will be accelerated upon the change of control.
The change of control agreements also provide for these benefits (other than accelerated vesting of performance shares) if the executive is terminated without cause or resigns for good reason within three years after the change of control. Accordingly, the executive would receive the accelerated vesting of these benefits (other than accelerated vesting of performance shares) under the change of control agreements upon a qualifying termination of employment if they were not otherwise provided for under the plans at the time of the change of control, as a result of the Board determining not to accelerate vesting or due to an

Executive Compensation

amendment in the terms of the plans. The change of control agreements further provide that all vested options will continue to be exercisable for two years after termination (unless the option earlier expires by its terms). Finally, the change of control agreements generally provide that the agreements will automatically terminate upon a termination of employment prior to a change of control. However, if an executive is involuntarily terminated or terminates employment for good reason (as defined in the agreement) within the six months before, and primarily in anticipation of, a change of control, then effective as of the date of the change of control, the executive will be vested in and entitled to receive the same benefits to which he would have been entitled to if his termination of employment had occurred after the change of control.
The following table reflects the approximate amounts that would be payable to each named executive officer (other than Mr. Sutherland, who resigned prior to December 31, 2016) under the individual change of control agreements assuming that the change of control occurred at December 31, 2016 and that such executive's employment was terminated in a manner triggering payment of the above benefits, including, if applicable, a gross-up or reduction for certain taxes in the event that any payments made in connection with a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, and assuming that no payments would be subject to excise tax or penalties imposed by Section 409A of the Internal Revenue Code.

Name	Lump Sum Severance Amount ($)(1)	Continuing Benefit Plan Coverage ($)(2)	Early Vesting of Stock Options($)(3)	Early Vesting of Restricted Stock and Performance Shares ($)(3)	DBO Plan Coverage($)(4)	Estimated Tax Gross Up($)(5)	Total ($)
Matthew E. Monaghan	2,260,800	31,015	—	3,740,730	1,530,000	(2,899,492)	4,663,053
Robert K. Gudbranson	3,053,617	50,338	—	1,632,947	847,875	1,979,256	7,564,033
Dean J. Childers	1,054,122	33,456	—	608,224	—	(245,471)	1,450,331
Anthony C. LaPlaca	2,635,711	50,308	—	570,580	694,365	1,605,085	5,556,049
Patricia A. Stumpp	1,923,368	50,341	—	420,471	493,438	1,165,698	4,053,316

(1)
For Messrs. Gudbranson and LaPlaca and Ms. Stumpp, this amount is comprised of (i) a lump sum amount equal to the executive's retention payment (which is equal to the executive's Base Compensation) plus an additional amount which, together, equal three times the executive's Base Compensation (which is $2,543,625 for Mr. Gudbranson, $2,083,095 for Mr. LaPlaca and $1,480,313 for Ms. Stumpp); (ii) a lump sum amount equal to three times the greatest contribution made by the Company on behalf of the executive for any year in the three years prior to the change of control to (A) the Invacare Retirement Savings Plan (which is $23,850 for Mr. Gudbranson, $23,850 for Mr. LaPlaca and $23,669 for Ms. Stumpp), and (B) the DC Plus Plan (which is $20,154 for Mr. Gudbranson, $12,648 for Mr. LaPlaca and $5,445 for Ms. Stumpp), and (iii) a lump sum amount equal to the sum of the contributions and credited interest which were scheduled under such executive's SERP participation agreement to be added to the executive's account under the SERP during the three year period following the change of control if the executive had continued in the employ of the Company through the third anniversary of the change of control (which is $465,988 for Mr. Gudbranson, $516,118 for Mr. LaPlaca and $413,941 for Ms. Stumpp). For Mr. Monaghan and Childers, this amount is composed of a lump sum amount equal to two times the sum of (a) his highest annual base salary paid by the Company since the effective date of the agreement, (which is $765,000 for Mr. Monaghan and $387,600 for Mr. Childers); and (y) the average of the annual bonuses earned by him with respect to the three fiscal years preceding the change of control, (which is $365,400 for Mr. Monaghan and $139,461 for Mr. Childers).

(2)
For Messrs. Gudbranson and LaPlaca and Ms. Stumpp, this amount represents the present value of continuing coverage under the Company's health, life and disability insurance programs (including those available only to executives and those generally available to employees of the Company) for three years following the date of termination. For Messrs. Monaghan and Childers, this amount is equal to 24 times the monthly COBRA premium rate in effect on December 31, 2016.

Executive Compensation

(3)	These awards would become vested and the amount shown represents the present value of the acceleration of vesting.

(4)
The amounts in this column are amounts that would be payable to beneficiaries of the named executive officers under the Company's Death Benefit Only Plan if the executive subsequently died following a termination of his employment after a change of control on December 31, 2016. See Retirement and Other Post-Termination Benefits - Death Benefit Only Plan below.

(5)
The estimated tax gross-up is calculated assuming that a change of control of the Company and termination of the executive's employment occurred at December 31, 2016 and assuming that none of the payments made pursuant to the change of control agreements were made in consideration of past services. The amounts included for Mr. Monaghan and Mr. Childers represent the amounts by which their payments would have been reduced under the "best pay" provisions of their change of control agreements.

Other Post-Termination Benefits
The Company maintains other plans and arrangements for its named executive officers which provide for post-employment benefits upon the retirement or death of the executives, as further described below.
Retirement Plans
Those named executive officers who were in their positions prior to 2011, participate in the SERP, which the Compensation Committee closed to new participants in 2011. The SERP and the present value of the accumulated benefits of the participating named executive officers under the SERP are described elsewhere in this proxy statement under the Pension Benefits Table. All of the named executive officers other than Mr. Sutherland are eligible to participate in the DC Plus Plan. The DC Plus Plan and the aggregate account balance of the participating named executive officers under the plan are described elsewhere in this proxy statement under the Non-Qualified Deferred Compensation Table.
Death Benefit Only Plan
The Company maintains a Death Benefit Only Plan (“DBO Plan”) for certain of its senior executives. By participating in the DBO Plan, an executive agrees to limit his or her coverage under the Company's other group life insurance plans to a maximum of $50,000. Under the DBO Plan, subject to certain limitations, if a participant dies while employed by the Company and prior to attaining age 65, his or her designated beneficiary will receive a benefit equal to three times the executive's highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with his or her death. If a participant dies while employed after attaining age 65, or after normal retirement, or dies after his or her employment with the Company is terminated following a change of control of the Company, a payment equal to his or her highest annual base salary plus target bonus as in effect on the April 1st preceding or coincident with such event will be payable on behalf of the participant. The Company may, in its discretion, pay an additional amount in order to “gross up” the participant for some or all of the income taxes that may result from the benefits described above. With respect to each participating named executive officer, if the executive had died on December 31, 2016, the following amounts would have been payable under the DBO Plan: (1) $4,590,000 to the beneficiaries of Mr. Monaghan; (2) $2,543,625 to the beneficiaries of Mr. Gudbranson, (3) $2,083,095 to the beneficiaries of Mr. LaPlaca and (4) $1,480,313 to the beneficiaries of Ms. Stumpp. Upon a change of control of the Company, the Company's obligations under the DBO Plan will be binding on any successor to the Company and the foregoing benefits would be payable to a participant under the DBO Plan in accordance with the terms described above upon the death of the participant following the change of control.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016 about our common shares that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including the Invacare Corporation 2013 Equity Compensation Plan.

	Column (a)		Column (b)	Column (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,542,732		$21.19	3,891,121	(1)
Equity compensation plans not approved by security holders	1,537	(2)	—	—
Total	2,544,269		$21.19	3,891,121

(1)
Represents shares available under the Invacare Corporation 2013 Equity Compensation Plan. This amount reflects (i) an aggregate of 1,767,756 shares underlying restricted share and restricted share unit awards outstanding at December 31, 2016 and (ii) an aggregate of 1,117,848 shares underlying performance share and performance share unit awards outstanding at December 31, 2016, which amount, for purposes of this table, assumes achievement of maximum targets for performance share awards, even though the actual payout under such awards may be less than maximum. Performance share and share unit and restricted share and share unit awards granted under the 2013 Equity Plan reduce the number of securities remaining at a rate of 2 shares for each full value share awarded. In addition, an aggregate of 2,533,755 shares underlie awards outstanding under the 2003 Performance Plan at December 31, 2016; such shares may become available under the 2013 Equity Plan to the extent such awards are forfeited or expire unexercised.

(2)	Represents phantom share units in the DC Plus Plan or a predecessor plan, which were allocated to participants' accounts at their discretion as their investment choice.

Share Ownership of Principal Holders

SECURITY OWNERSHIP OF CERTAIN BENEFICAL HOLDERS AND MANAGEMENT
Share Ownership and Voting Power of Principal Holders other than Management
The following table shows, as of February 17, 2017, the beneficial share ownership of each person or group known by Invacare to beneficially own more than 5% of either class of common shares of Invacare:

Name and business address of beneficial owner	Common Shares Beneficially Owned		Class B Common Shares Beneficially Owned (1)		Percentage of Total Voting Power Beneficially Owned
	Number of Shares	Percentage of Outstanding Shares	Number of Shares	Percentage of Outstanding Shares
A. Malachi Mixon, III	542,125	1.7%	703,912	96.5%	19.2%
31100 Pinetree Road, #208
Pepper Pike, Ohio 44124 (2)(3)(4)

BlackRock, Inc.	5,389,795	17.0%	—	—	13.8%
55 E. 52nd Street
New York, NY 10022 (2)(5)

Daruma Capital Management, LLC	2,972,948	9.4%	—	—	7.6%
1120 Avenue of the Americas, 21st Floor
New York, NY 10036 (2)(6)

The Vanguard Group, Inc.	2,639,537	8.3%	—	—	6.8%
100 Vanguard Blvd.
Malvern, PA 19355 (2)(7)

Dimensional Fund Advisors LP	2,584,741	8.2%	—	—	6.6%
Building One
6300 Bee Cave Road
Austin, TX 78746 (2)(8)

Brandes Investment Partners, L.P.	1,921,649	6.1%	—	—	4.9%
11988 El Camino Real, Suite 600
San Diego, CA 92130 (2)(9)

Heartland Advisors, Inc.	1,793,301	5.7%	—	—	4.6%
789 North Water Street
Milwaukee, WI 53202 (2)(10)

(1)
All holders of Class B common shares are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(2)
The number of common shares beneficially owned, for all except Mr. Mixon, is based upon a Schedule 13G or 13G/A filed by the holder with the SEC to reflect share ownership as of December 31, 2016, provided that the ownership percentages have been calculated by the Company based on the Company's issued and outstanding shares as of February 17, 2017. The referenced Schedule 13G or 13G/A filing dates were: February 14, 2017 for Daruma Capital Management, LLC; February 10, 2017 for The Vanguard Group, Inc.; February 9, 2017 for Dimensional Fund Advisors LP and Heartland

Share Ownership of Principal Holders

Advisors, Inc.; and February 2, 2017 for Brandes Investment Partners, L.P. The number of common shares and Class B common shares beneficially owned by Mr. Mixon are based on information provided to the Company by Mr. Mixon.

(3)
The number of common shares beneficially owned by Mr. Mixon includes 525,575 common shares that may be acquired upon the exercise of stock options during the 60 days following February 17, 2017. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by Mr. Mixon, the common shares which he had the right to acquire during that period upon the exercise of stock options are considered to be outstanding. The number of common shares shown as beneficially owned by Mr. Mixon also includes (i) 4,106 common shares held by a family foundation for which Mr. Mixon serves as president, treasurer and trustee and Mr. Mixon's spouse serves as trustee, (ii) 5,460 common shares held in a trust for which Mr. Mixon is trustee and (iii) 6,984 common shares underlying unvested restricted stock.

(4)
The number of Class B common shares shown as beneficially owned by Mr. Mixon includes (i) 344,466 Class B common shares held in a trust for which Mr. Mixon's spouse is trustee, (ii) 232,052 Class B common shares held in a trust for which Mr. Mixon is trustee and (iii) 127,394 Class B common shares held by a limited partnership controlled by Mr. Mixon and his spouse.

(5)	Based on a Schedule 13G/A filed on January 12, 2017, by BlackRock, Inc., which has sole voting power over 5,297,842 shares and has sole dispositive power over 5,389,795 of the shares.

(6)
Based on a Schedule 13G/A filed on February 14, 2017, by Daruma Capital Management, LLC, which has shared voting power over 1,361,233 shares and has shared dispositive power over 2,972,948 of the shares.

(7)
Based on a Schedule 13G/A filed on February 10, 2017 by The Vanguard Group, Inc., which has sole voting power over 37,316 of the shares, shared voting power over 1,800 of the shares, sole dispositive power over 2,601,721 of the shares and shared dispositive power over 37,816 of the shares.

(8)
Based on a Schedule 13G/A filed February 9, 2017, which reports that Dimensional Fund Advisors LP (“DFA”) may be deemed to be the beneficial owner of 2,584,741 common shares as a result of acting as investment advisor to or manager of various companies, trusts and accounts (the “DFA Funds”). In its role as investment advisor or manager, DFA possesses sole voting power for 2,475,547 shares and sole dispositive power for 2,584,741 shares that are owned by the DFA Funds. DFA disclaims beneficial ownership of those common shares because they are owned by the DFA Funds.

(9)
Based on a Schedule 13G/A filed on February 2, 2017, by Brandes Investment Partners, L.P., which has shared voting power over 934,694 shares and has shared dispositive power over 1,921,649 of the shares.

(10)	Based on a Schedule 13G/A filed on February 9, 2017 by Heartland Advisors, Inc., which has shared voting power over 1,789,196 shares and has shared dispositive power over 1,793,301 shares.

Share Ownership of Principal Holders

Share Ownership and Voting Power of Invacare's Directors, Director Nominees and Executive Officers
The following table sets forth, as of February 17, 2017, the beneficial share ownership of all Directors and Director nominees, our named executive officers, and all Directors and executive officers as a group:

Name of beneficial owner	Common Shares Beneficially Owned		Percentage of Total Voting Power Beneficially Owned (1)
	Number of Shares	Percentage of Outstanding Shares
Matthew E. Monaghan(2)	145,773	<1%	<1%
Robert K. Gudbranson(2)	303,794	<1%	<1%
Susan H. Alexander(2)	2,839	<1%	<1%
Dean J. Childers(2)	45,962	<1%	<1%
Michael F. Delaney(2)	52,311	<1%	<1%
Marc M. Gibeley(2)	7,805	<1%	<1%
C. Martin Harris, M.D.(2)	41,721	<1%	<1%
Anthony C. LaPlaca(2)	125,345	<1%	<1%
Dale C. LaPorte(2)	63,180	<1%	<1%
Michael J. Merriman(2)	18,909	<1%	<1%
Clifford D. Nastas(2)	14,932	<1%	<1%
Baiju R. Shah(2)	36,123	<1%	<1%
Patricia A. Stumpp(2)	115,172	<1%	<1%
All executive officers and Directors as a group (14 persons)(2)	1,013,566	3.2%	2.6%

(1)
None of the Director or executive officers beneficially owned Class B common shares as of February 17, 2017. All holders of Class B common shares are entitled to ten votes per share and are entitled to convert any or all of their Class B common shares to common shares at any time, on a share-for-share basis. In addition, Invacare may not issue any additional Class B common shares unless the issuance is in connection with share dividends on, or share splits of, Class B common shares.

(2)
The common shares beneficially owned by Invacare's executive officers and Directors as a group include an aggregate of 420,269 common shares which may be acquired upon the exercise of stock options during the 60 days following February 17, 2017. For the purpose of calculating the percentage of outstanding common shares and voting power beneficially owned by each of Invacare's executive officers and Directors, and all of them as a group, common shares which they had the right to acquire upon the exercise of stock options within 60 days of February 17, 2017 are considered to be outstanding. The number of common shares that may be acquired upon the exercise of such stock options for the noted individuals is as follows: Mr. Gudbranson,184,300 shares; Mr. LaPlaca, 86,700 shares; Mr. Delaney, 12,569 shares; Dr. Harris, 12,569 shares; Mr. LaPorte, 7,858 shares; Mr. Merriman, 8,977 shares; Mr. Shah, 4,496 shares and Ms. Stumpp, 88,300 shares.

Other Matters

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the SEC require us to disclose late filings of reports of stock ownership, and changes in stock ownership, by the Company's Directors and executive officers. The Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2016.
Certain Relationships and Related Transactions
The Company has adopted a written policy for the review of transactions with related persons. The policy generally requires review, approval or ratification of transactions involving amounts exceeding $120,000 in which the Company is a participant and in which a Director, Director nominee, executive officer, or a significant shareholder of the Company, or an immediate family member of any of the foregoing persons, has a direct or indirect material interest. These transactions must be reported for review by the Nominating and Governance Committee. Following review, the Nominating and Governance Committee determines whether to approve or ratify these transactions, taking into account, among other factors it deems appropriate, whether they are on terms no less favorable to the Company than those available with other unaffiliated parties and the extent of the related person's interest in the transaction. The Chairman of the Nominating and Governance Committee has the authority to approve or ratify any related party transaction in which the aggregate amount involved is expected to be less than $1,000,000. The policy provides for standing pre-approval of certain related party transactions, even if the amounts involved exceed $120,000, including certain transactions involving: compensation paid to executive officers and Directors of the Company; other companies or charitable organizations where the amounts involved do not exceed $1,000,000 or 2% of the organization's total annual revenues or receipts; proportional benefits to all shareholders; rates or charges determined by competitive bids; services as a common or contract carrier or public utility; and banking-related services. The transactions described below have been pre-approved, reviewed and/or ratified, as the case may be, in accordance with the Company's policy for review of transactions with related persons.
Retirement Agreement with A. Malachi Mixon, III. In 2014, the Company and Mr. Mixon entered into a retirement agreement memorializing the terms of Mr. Mixon’s retirement and resignation as the Executive Chairman of the Company, effective as of December 21, 2014. Mr. Mixon subsequently retired from the Board of Directors, but remains a beneficial owner of more than 5% of the Company's outstanding Class B Common Shares. The agreement provides, among other things, for the following benefits:

•
an amount of $200,000 per year for the five calendar years following retirement to reimburse Mr. Mixon for office and clerical support, financial and estate planning services, and other reasonable expenses Mr. Mixon incurs in connection with consulting services he provides to the Company pursuant to that agreement (with the full $200,000 amount to be paid each year irrespective of the actual amount of expenses incurred);

•	up to $30,000 per year for the cost of a private jet or first-class airfare during the five calendar years following retirement;

•	home security costs of up to $2,000 per year for the five calendar years following retirement; and

•	the annual premium cost for medical insurance covering Mr. Mixon and his spouse, and his participation in the medical checkup benefit, for the five calendar years following retirement.
In 2016, the Company reimbursed Mr. Mixon for approximately $226,311 of costs and expenses under this arrangement.

Other Matters

Proposals for the 2018 Annual Meeting
Any shareholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its Annual Meeting of Shareholders to be held in 2018 must do so no later than December 8, 2017. To be eligible for inclusion in the Company's 2018 proxy material, proposals must conform to the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.
If a shareholder intends to present a proposal (including with respect to Director nominations) at the Company's 2018 Annual Meeting without the inclusion of that proposal in the Company's 2018 proxy materials, the shareholder must give written notice of such proposal no later than March 19, 2018, which is 60 days prior to the first anniversary of the preceding year's Annual Meeting, and no earlier than February 17, 2018, which is 90 days prior to the first anniversary of the preceding year's Annual Meeting, in accordance with the Code of Regulations, as amended.
Requests for Copies of the 2016 Annual Report
Upon the receipt of a written request from any shareholder, Invacare will mail, at no charge to the shareholder, a copy of Invacare's 2016 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission, for Invacare's most recent fiscal year. Written requests for any Reports should be directed to:
Shareholder Relations Department
Invacare Corporation
One Invacare Way
Elyria, Ohio 44035
You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,
ANTHONY C. LAPLACA
Secretary

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
E24497-P92257	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR All nominees in Proposal 1:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Susan H. Alexander	05)	Matthew E. Monaghan
	02)	Marc M. Gibeley	06)	Clifford D. Nastas
	03)	C. Martin Harris, M.D.	07)	Baiju R. Shah
	04)	Michael J. Merriman

The Board of Directors recommends that you vote FOR proposals 2 and 3.				For	Against	Abstain

2.		Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐

3.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

The Board of Directors recommends that you vote for ONE YEAR on Proposal 4.			1 Year	2 Years	3 Years	Abstain

4.		An advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, please promptly return your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and the Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
E24498-TBD

INVACARE CORPORATION
PROXY FOR COMMON SHARES AND CLASS B COMMON SHARES
Annual Meeting of Shareholders - May 18, 2017

This proxy is solicited by the Board of Directors

The undersigned hereby (i) appoints ROBERT K. GUDBRANSON and ANTHONY C. LAPLACA, and each of them, as proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 18, 2017 at 10:00 A.M. (EDT) and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said proxy holders to vote all of the Common Shares and Class B Common Shares of the Company represented by this proxy as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted "FOR" the election of the seven director nominees nominated by the Board of Directors, "FOR" Proposal 2, "FOR" Proposal 3 and "ONE YEAR" on Proposal 4. If any other matters properly come before the meeting or any adjournment thereof, the persons named in this proxy will vote the shares represented by this proxy in their discretion.

Continued and to be signed on reverse side

INVACARE CORPORATION	VOTE BY MAIL
ONE INVACARE WAY	Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELYRIA, OH 44035-4190

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:
E24499-P92257	KEEP THIS PORTION FOR YOUR RECORDS
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

DETACH AND RETURN THIS PORTION ONLY
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVACARE CORPORATION				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends that you vote
FOR All nominees in Proposal 1:

1.		Election of Directors		☐	☐	☐

Nominees:

	01)	Susan H. Alexander	05)	Matthew E. Monaghan
	02)	Marc M. Gibeley	06)	Clifford D. Nastas
	03)	C. Martin Harris, M.D.	07)	Baiju R. Shah
	04)	Michael J. Merriman

The Board of Directors recommends that you vote FOR proposals 2 and 3.				For	Against	Abstain

2.		Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐

3.		An advisory vote to approve the compensation of the Company's Named Executive Officers.		☐	☐	☐

The Board of Directors recommends that you vote for ONE YEAR on Proposal 4.			1 Year	2 Years	3 Years	Abstain

4.		An advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

NOTE: If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, please promptly return your proxy or voting instruction card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and the Notice of Annual Meeting and Proxy Statement are available at
www.invacare.com/annualreport.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _
E24500-TBD

INVACARE CORPORATION
COMMON SHARES AND CLASS B COMMON SHARES
VOTING INSTRUCTION CARD
Annual Meeting of Shareholders - May 18, 2017

This card is solicited on behalf of the trustees of the Invacare Retirement Savings Plan

The undersigned hereby instructs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of INVACARE CORPORATION (the "Company") which the undersigned is entitled to vote as a participant in the Invacare Retirement Savings Plan at the Annual Meeting of Shareholders of the Company, to be held at the Lorain County Community College, Spitzer Conference Center, Grand Room, 1005 North Abbe Road, Elyria, Ohio on Thursday, May 18, 2017 at 10:00 A.M. (EDT) and at any adjournments thereof. The undersigned authorizes and directs the trustees of the Invacare Retirement Savings Plan to vote all of the Common Shares and Class B Common Shares of the Company represented by this Card as indicated on the reverse side.

The shares represented by this card, when this card is properly executed, will be voted in the manner directed herein. If no such direction is given, said shares will be voted in the same proportions that all shares under the Invacare Retirement Savings Plan for which instructions were received will be voted. If any other matters properly come before the meeting or any adjournment thereof, the trustees will vote the shares represented by this card in their discretion.

Continued and to be signed on reverse side